                                                                       EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                               LG&E ENERGY CORP.

                                      AND

                             KU ENERGY CORPORATION

                           DATED AS OF MAY 20, 1997

                               TABLE OF CONTENTS
                               -----------------


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                                   ARTICLE I

                                 THE MERGER.................................   1
     Section 1.1  The Merger................................................   1
     Section 1.2  Effects of the Merger.....................................   2
     Section 1.3  Effective Time of the Merger..............................   2

                                   ARTICLE II

                             TREATMENT OF SHARES............................   2
     Section 2.1  Effect of the Merger on Capital Stock.....................   2
     Section 2.2  Dissenting Shares.........................................   3
     Section 2.3  Exchange of Certificates..................................   4

                                  ARTICLE III

                                 THE CLOSING................................   6
     Section 3.1  Closing...................................................   6

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF KU ENERGY................   6
     Section 4.1  Organization and Qualification............................   6
     Section 4.2  Subsidiaries..............................................   7
     Section 4.3  Capitalization............................................   8
     Section 4.4  Authority; Non-Contravention; Statutory
                    Approvals; Compliance...................................   9
     Section 4.5  Reports and Financial Statements..........................  11
     Section 4.6  Absence of Certain Changes or Events......................  12
     Section 4.7  Litigation................................................  12
     Section 4.8  Registration Statement and Proxy
                    Statement...............................................  12
     Section 4.9  Tax Matters...............................................  13
     Section 4.10  Employee Matters; ERISA..................................  16
     Section 4.11  Environmental Protection.................................  18
     Section 4.12  Regulation as a Utility..................................  21
     Section 4.13  Vote Required............................................  21
     Section 4.14  Accounting Matters.......................................  21
     Section 4.15  Non-applicability of Certain Kentucky
                    Law.....................................................  21
     Section 4.16  Opinion of Financial Advisor.............................  22
     Section 4.17  Insurance................................................  22
     Section 4.18  Ownership of LG&E Energy Common Stock....................  22
     Section 4.19  KU Energy Rights Agreement...............................  22
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                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF LG&E ENERGY...............  23
     Section 5.1  Organization and Qualification............................  23
     Section 5.2  Subsidiaries..............................................  23
     Section 5.3  Capitalization............................................  24
     Section 5.4  Authority; Non-Contravention; Statutory
                    Approvals; Compliance...................................  25
     Section 5.5  Reports and Financial Statements..........................  27
     Section 5.6  Absence of Certain Changes or Events......................  27
     Section 5.7  Litigation................................................  28
     Section 5.8  Registration Statement and Proxy
                    Statement...............................................  28
     Section 5.9  Tax Matters...............................................  28
     Section 5.10  Employee Matters; ERISA..................................  31
     Section 5.11  Environmental Protection.................................  33
     Section 5.12  Regulation as a Utility..................................  34
     Section 5.13  Vote Required............................................  35
     Section 5.14  Accounting Matters.......................................  35
     Section 5.15  Non-applicability of Certain Kentucky
                    Law.....................................................  35
     Section 5.16  Opinion of Financial Advisor.............................  35
     Section 5.17  Insurance................................................  35
     Section 5.18  Ownership of KU Energy Common Stock......................  36
     Section 5.19  LG&E Energy Rights Agreement.............................  36

                                   ARTICLE VI

                   CONDUCT OF BUSINESS PENDING THE MERGER...................  36
     Section 6.1  Covenants of the Parties..................................  36

                                  ARTICLE VII

                            ADDITIONAL AGREEMENTS...........................  45
     Section 7.1  Access to Information.....................................  45
     Section 7.2  Joint Proxy Statement and Registration
                    Statement...............................................  46
     Section 7.3  Regulatory Matters........................................  47
     Section 7.4  Shareholder Approval......................................  48
     Section 7.5  Directors' and Officers' Indemnification..................  49
     Section 7.6  Disclosure Schedules......................................  51
     Section 7.7  Public Announcements......................................  51
     Section 7.8  Rule 145 Affiliates.......................................  51
     Section 7.9  Employee Agreements and Workforce Matters.................  52
     Section 7.10  Employee Benefit Plans...................................  53
     Section 7.11  Stock Option and Other Stock Plans.......................  53
     Section 7.12  No Solicitations.........................................  54
     Section 7.13  Company and Subsidiary Board of
                    Directors...............................................  55
     Section 7.14  Company Officers.........................................  56
     Section 7.15  Post-Merger Operations...................................  56
     Section 7.16  Expenses.................................................  57
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                                     -ii-
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     Section 7.17  Further Assurances.......................................  57
     Section 7.18  Charter and Bylaw Amendments.............................  58

                                  ARTICLE VIII

                                 CONDITIONS.................................  58
     Section 8.1  Conditions to Each Party's Obligation to
                   Effect the Merger........................................  58
     Section 8.2  Conditions to Obligation of LG&E Energy to
                   Effect the Merger........................................  59
     Section 8.3  Conditions to Obligation of KU Energy to
                   Effect the Merger........................................  61

                                   ARTICLE IX

                      TERMINATION, AMENDMENT AND WAIVER.....................  62
     Section 9.1  Termination...............................................  62
     Section 9.2  Effect of Termination.....................................  66
     Section 9.3  Termination Fee; Expenses.................................  66
     Section 9.4  Amendment.................................................  68
     Section 9.5  Waiver....................................................  69

                                   ARTICLE X

                             GENERAL PROVISIONS.............................  69
     Section 10.1  Non-Survival; Effect of Representations
                    and Warranties..........................................  69
     Section 10.2  Brokers..................................................  69
     Section 10.3  Notices..................................................  70
     Section 10.4  Miscellaneous............................................  71
     Section 10.5  Interpretation...........................................  71
     Section 10.6  Counterparts; Effect.....................................  71
     Section 10.7  Parties in Interest......................................  72
     Section 10.8  Waiver of Jury Trial and Certain Damages.................  72
     Section 10.9  Enforcement..............................................  72
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                                     -iii-

                                                                            Page
                                                                            ----
                                   EXHIBITS

     Exhibit A    KU Energy Stock Option Agreement
     Exhibit B    LG&E Energy Stock Option Agreement
     Exhibit C-1  KU Energy Affiliate Agreement
     Exhibit C-2  LG&E Affiliate Agreement
     Exhibit D    Employment Agreement for Chairman of the
                  Board and CEO
     Exhibit E    Employment Agreement for Vice Chairman
                  of the Board, President and COO
     Exhibit F    Bylaws of LG&E Energy

     AGREEMENT AND PLAN OF MERGER, dated as of May 20, 1997 (this "Agreement"), by and between LG&E Energy Corp., a Kentucky corporation ("LG&E Energy") and KU Energy Corporation, a Kentucky corporation ("KU Energy").

     WHEREAS, LG&E Energy and KU Energy have determined to engage in a business combination transaction as peer firms in a merger of equals;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of LG&E Energy and KU Energy have approved the merger of KU Energy with and into LG&E Energy pursuant to the terms and conditions set forth in this Agreement (such transaction referred to herein as the "Merger");

     WHEREAS, the Board of Directors of LG&E Energy and the Board of Directors of KU Energy have approved and KU Energy has executed an agreement with LG&E Energy in the form of Exhibit A (the "KU Energy Stock Option Agreement") whereby KU Energy has granted LG&E Energy an option to purchase shares of its common stock upon the terms and conditions provided in such agreement;

     WHEREAS, the Board of Directors of LG&E Energy and the Board of Directors of KU Energy have approved and LG&E Energy has executed an agreement with KU Energy in the form of Exhibit B (the "LG&E Energy Stock Option Agreement") whereby LG&E Energy has granted KU Energy an option to purchase shares of its common stock upon the terms and conditions provided in such agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined in Section 4.9(e));

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER

     Section 1.1  The Merger.  Upon the terms and subject to the conditions of
                  ----------
this Agreement:

     At the Effective Time (as defined in Section 1.3), KU Energy shall be merged with and into LG&E Energy in accordance with the laws of the Commonwealth of Kentucky. LG&E Energy shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Kentucky. The effects and the consequences of the Merger shall be as set forth in Section 1.2 and, with respect to the capital stock of LG&E Energy and KU Energy, as set forth in Article II.

          Section 1.2  Effects of the Merger.
                       ---------------------

          At the Effective Time, (i) the articles of incorporation of LG&E Energy shall be amended and restated as provided in Section 7.18 hereof and shall be the articles of incorporation of the surviving corporation (the "Surviving Corporation" or the "Company") in the Merger (the "Articles of Incorporation") until thereafter amended as provided by law and the Articles of Incorporation, and (ii) the bylaws of LG&E Energy shall be amended and restated as provided in Section 7.18 hereof and shall be the bylaws of the Surviving Corporation (the "Bylaws") until thereafter amended as provided by law, the Articles of Incorporation and the Bylaws. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Kentucky Business Corporation Act (the "KBCA").

          Section 1.3  Effective Time of the Merger. On the Closing Date (as
                       ----------------------------
defined in Section 3.1), with respect to the Merger, articles of merger complying with the requirements of the KBCA shall be filed with the Secretary of State of the Commonwealth of Kentucky. The Merger shall take effect upon the effective date of the articles of merger filed with the Secretary of State of the Commonwealth of Kentucky (the "Effective Time").


                                   ARTICLE II

                              TREATMENT OF SHARES

          Section 2.1  Effect of the Merger on Capital Stock.
                       -------------------------------------

          At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of KU Energy or LG&E Energy:

          (a)  Cancellation of Certain KU Energy Stock.  Each share of Common
               ---------------------------------------
     Stock, no par value, of KU Energy (the "KU Energy Common Stock"), together with the associated purchase rights (the "KU Energy Rights") under the KU Energy Rights Agreement (as defined in Section 4.19), that is owned by KU Energy as treasury stock, by subsidiaries of KU Energy, by LG&E Energy or by any subsidiaries of LG&E Energy shall be cancelled and cease to exist.

          (b)  Conversion of KU Energy Common Stock.  Each issued and
               ------------------------------------
     outstanding share of KU Energy Common Stock together with the associated KU Energy Rights (other than shares cancelled pursuant to Section 2.1(a) and KU Energy Dissenting Shares (as hereinafter defined)), shall be cancelled and converted into the right to receive

     1.67 (the "Exchange Ratio") fully paid and non-assessable shares of common stock, without par value, of LG&E Energy ("LG&E Energy Common Stock"), together with the associated purchase rights (the "LG&E Energy Rights") under the LG&E Energy Rights Agreement (as defined in Section 5.19). Upon such cancellation and conversion, each holder of a certificate formerly representing any such shares of KU Energy Common Stock and, prior to the Distribution Date (as defined in the KU Energy Rights Agreement), the associated KU Energy Rights shall cease to have any rights with respect thereto, except (i) the right to receive the shares of LG&E Energy Common Stock and LG&E Energy Rights to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 or (ii) the rights afforded pursuant to the KBCA and Section 2.2 hereof.

          (c)  No Change to LG&E Energy Common Stock.  Each issued and
               -------------------------------------
     outstanding share of LG&E Energy Common Stock (other than LG&E Energy Dissenting Shares (as defined in Section 2.2(b)), together with the LG&E Energy Rights, shall remain outstanding and shall continue to represent one fully paid and nonassessable share of LG&E Energy Common Stock together with the LG&E Energy Rights.

          Section 2.2  Dissenting Shares.
                       -----------------

          (a) Shares of KU Energy Common Stock together with the associated KU Energy Rights held by any holder entitled to relief as a dissenter under Sections 271B.13-010 through 271B.13-310 of the KBCA (the "KU Energy Dissenting Shares") shall not be converted into the right to receive shares of LG&E Energy Common Stock and LG&E Energy Rights in accordance with Section 2.1(b) of this Agreement but shall be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the KBCA unless and until the right of such holder to receive fair value for such KU Energy Dissenting Shares terminates in accordance with Sections 271B.13-230 or 271B.13-280 of the KBCA. If such right is terminated otherwise than by the purchase of such shares by LG&E Energy, then such shares shall cease to be KU Energy Dissenting Shares and shall represent the right to receive LG&E Energy Common Stock and LG&E Energy Rights, as provided in Section 2.1(b).

          (b) Shares of LG&E Energy Common Stock together with the associated LG&E Energy Rights held by any holder entitled to relief as a dissenter under Sections 271B.13-010 through 271B.13-310 of the KBCA (the "LG&E Energy Dissenting Shares") shall not remain outstanding in accordance with Section 2.1(c) of this Agreement but shall be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the KBCA unless and until the right of such holder to receive fair value for such LG&E Energy Dissenting Shares terminates in accordance with Sections 271B.13-230 or 271B.13-280 of the KBCA. If such right is terminated otherwise than by the purchase of such shares by LG&E Energy, then such shares shall cease to be LG&E Energy Dissenting Shares and shall continue to represent shares of LG&E Energy Common Stock and LG&E Energy Rights, as provided in
Section 2.1(c).

          Section 2.3  Exchange of Certificates.
                       ------------------------

          (a)  Deposit with Exchange Agent.  As soon as practicable after the
               ---------------------------
Effective Time, LG&E Energy shall deposit with a bank or trust company mutually agreeable to KU Energy and LG&E Energy (the "Exchange Agent"), certificates representing shares of LG&E Energy Common Stock and associated LG&E Energy Rights required to effect the exchanges referred to in Section 2.1, together with cash payable in respect of fractional shares pursuant to Section 2.3(d).

          (b)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of KU Energy Common Stock (and KU Energy Rights) (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of LG&E Energy Common Stock (and LG&E Energy Rights) (the "LG&E Energy Shares") pursuant to Section 2.1(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing LG&E Energy Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of LG&E Energy and KU Energy), together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole LG&E Energy Shares which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of KU Energy, a certificate representing the proper number of LG&E Energy Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing LG&E Energy Shares and cash in lieu of any fractional shares of LG&E Energy Common Stock as contemplated by this Section 2.3.

          (c)  Distributions with Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the

Effective Time with respect to LG&E Energy Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the LG&E Energy Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole LG&E Energy Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of LG&E Energy Common Stock to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time paid prior to the time of such surrender with respect to such whole LG&E Energy Shares and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole LG&E Energy Shares.

          (d)  No Fractional Securities.  Notwithstanding any other provision of
               ------------------------
this Agreement, no certificates or scrip representing fractional shares of LG&E Energy Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of LG&E Energy Common Stock. A holder of KU Energy Common Stock who would otherwise have been entitled to a fractional share of LG&E Energy Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of LG&E Energy Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day prior to the day on which the Effective Time occurs.

          (e)  Closing of Transfer Books.  From and after the Effective Time the
               -------------------------
stock transfer books of KU Energy shall be closed and no transfer of any capital stock of KU Energy or KU Energy Rights shall thereafter be made. If, after the Effective Time, Certificates are presented to KU Energy, they shall be cancelled and exchanged for certificates representing the appropriate number of LG&E Energy Shares, and/or cash payments in lieu of any fractional shares, as provided in Section 2.1 and in this Section 2.3.

          (f)  Termination of Exchange Agent. Any certificates representing LG&E
               -----------------------------
Energy Shares deposited with the Exchange Agent pursuant to Section 2.3(a) and not exchanged within six months after the Effective Time pursuant to this
Section 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of six months from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. Neither the Company nor the Exchange Agent shall be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                                  THE CLOSING

          Section 3.1  Closing.  The closing of the Merger (the "Closing") shall
                       -------
take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and date or other place as LG&E Energy and KU Energy shall mutually agree in writing (the "Closing Date").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF KU ENERGY

          KU Energy represents and warrants to LG&E Energy as follows:

          Section 4.1  Organization and Qualification.  Except as set forth in
                       ------------------------------
Section 4.1 of the KU Energy Disclosure Schedule (as defined in Section 7.6(ii)), each of KU Energy and each KU Energy Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement, (a) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock, other voting securities or voting or other membership interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person, (b) the term "KU Energy Subsidiary" shall mean those of the subsidiaries or partnership interests of KU Energy identified as KU Energy Subsidiaries in
Section 4.2 of the KU Energy Disclosure Schedule and (c) the term "Direct Subsidiary" shall be deemed to mean KU Energy Subsidiaries or LG&E Energy Subsidiaries (as defined in Section 5.1), as the case may be.

          Section 4.2  Subsidiaries.  Section 4.2 of the KU Energy Disclosure
                       ------------
Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of KU Energy, including (a) the name of each such entity and KU Energy's interest therein, and (b) as to each KU Energy Subsidiary and KU Energy Joint Venture (as defined below), a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section
4.2 of the KU Energy Disclosure Schedule, none of the KU Energy Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively. Except as set forth in Section 4.2 of the KU Energy Disclosure Schedule, all of the issued and outstanding shares of capital stock of each KU Energy Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by KU Energy free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such KU Energy Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, (a) the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity, voting or other membership interest having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity, other than equity, voting or other membership interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity or other voting or membership interests of any such entity and (b) the term "KU Energy Joint Venture" shall mean those of the joint ventures of KU Energy or any KU Energy Subsidiary identified as a KU Energy Joint Venture in Section 4.2 of the KU Energy Disclosure Schedule. With respect to the subsidiaries and joint ventures of KU Energy that are not KU Energy Subsidiaries (the "KU Energy Unrestricted Subsidiaries"): (i) except as set forth in Section 4.2 of the KU Energy Disclosure Schedule, (A) neither KU Energy nor any KU

Energy Subsidiary is liable for any obligations or liabilities of any KU Energy Unrestricted Subsidiary as of the date of this Agreement, and (B) neither KU Energy nor any KU Energy Subsidiary is obligated to make any loans or capital contributions to, or to undertake any guarantees or obligations with respect to, KU Energy Unrestricted Subsidiaries as of the date of this Agreement, and (ii) the aggregate book value as of December 31, 1996, of KU Energy's investment in the KU Energy Unrestricted Subsidiaries was not in excess of $32 million.

          Section 4.3  Capitalization.  (a)  The authorized capital stock of KU
                       --------------
Energy consists of 160,000,000 shares of KU Energy Common Stock and 20,000,000 shares of KU Energy preferred stock, without par value ("KU Energy Preferred Stock"). As of the close of business on May 16, 1997, there were issued and outstanding 37,817,878 shares of KU Energy Common Stock and no shares of KU Energy Preferred Stock were outstanding. All of the issued and outstanding shares of the capital stock of KU Energy are, and any shares of KU Energy Common Stock issued pursuant to the KU Energy Stock Option Agreement will be, upon payment therefor in accordance with the terms of such agreement, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 4.3(a) of the KU Energy Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating KU Energy or any of the KU Energy Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of KU Energy, or obligating KU Energy to grant, extend or enter into any such agreement or commitment, other than the KU Energy Rights and under the KU Energy Stock Option Agreement. Other than in connection with the KU Energy Stock Option Agreement, there are no outstanding stock appreciation rights of KU Energy which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of KU Energy.

          (b) The authorized capital stock of Kentucky Utilities Company, a Kentucky and Virginia corporation and wholly owned subsidiary of KU Energy ("KU"), consists of 80,000,000 shares of common stock, without par value ("KU Common Stock"), and 5,300,000 shares of preferred stock, without par value but with a maximum aggregate stated value of $200,000,000 ("KU Preferred Stock"), and 2,000,000 shares of preference stock, without par value ("KU Preference Stock"). As of the close of business on May 16, 1997 there were issued and outstanding 37,817,878 shares of KU Common Stock (all of which were owned by KU Energy), and 400,000 shares of KU Preferred Stock and no shares of KU Preference Stock. All of the issued and outstanding shares of the capital stock of KU are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(b) of the KU Energy Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating KU or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of KU, or obligating
KU to grant, extend or enter into any such agreement or commitment.   There are
no outstanding stock appreciation rights of KU which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of KU.

          Section 4.4  Authority; Non-Contravention; Statutory Approvals;
                       --------------------------------------------------
Compliance.
----------

          (a)  Authority.  KU Energy has all requisite corporate power and
               ---------
authority to enter into this Agreement and the KU Energy Stock Option Agreement, and, subject to the KU Energy Shareholders' Approval (as defined in Section 4.13) and the applicable KU Energy Required Statutory Approvals (as defined in
Section 4.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the KU Energy Stock Option Agreement and the consummation by KU Energy of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of KU Energy, subject, in the case of this Agreement, to obtaining the KU Energy Shareholders' Approval. Each of this Agreement and the KU Energy Stock Option Agreement has been duly and validly executed and delivered by KU Energy and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of KU Energy enforceable against it in accordance with its terms.

          (b)  Non-Contravention.  Except as set forth in Section 4.4(b) of the
               -----------------
KU Energy Disclosure Schedule, the execution and delivery of this Agreement and the KU Energy Stock Option Agreement by KU Energy do not, and the consummation of the transactions contemplated hereby or thereby will not, in any material respect, violate, conflict with, or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of KU Energy or any of the KU Energy Subsidiaries or KU Energy Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss of a material benefit or creation of a Lien, a "Violation" with respect to KU Energy, such term when used in Article V having a correlative meaning with respect to LG&E Energy) pursuant to any provisions of
(i) the articles of incorporation, bylaws or similar governing documents of KU Energy or any of the KU Energy Subsidiaries or the KU Energy Joint Ventures,
(ii) subject to obtaining the KU Energy Required Statutory Approvals and the receipt of the KU Energy Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to KU Energy or any of the KU Energy Subsidiaries or the KU Energy Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the KU Energy Disclosure Schedule (the "KU Energy Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which KU Energy or any of the KU Energy Subsidiaries or KU Energy Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

          (c)  Statutory Approvals. No declaration, filing or registration with,
               -------------------
or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement or the KU Energy Stock Option Agreement by KU Energy or the consummation by KU Energy of the transactions contemplated hereby or thereby, except as described in
Section 4.4(c) of the KU Energy Disclosure Schedule (the "KU Energy Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such KU Energy Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

          (d)  Compliance.  Except as set forth in Section 4.4(d), Section 4.10
               ----------
or Section 4.11 of the KU Energy Disclosure Schedule, or as disclosed in the KU Energy SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither KU Energy nor any of the KU Energy Subsidiaries nor, to the knowledge of KU Energy, any KU Energy Joint Venture, is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 4.4(d) of the KU Energy Disclosure Schedule or in Section 4.11 of the KU Energy Disclosure Schedule, KU Energy and the KU Energy

Subsidiaries and KU Energy Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects.
Except as set forth in Section 4.4(d) of the KU Energy Disclosure Schedule, neither KU Energy nor any of the KU Energy Subsidiaries nor, to the knowledge of KU Energy, any KU Energy Joint Venture, is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

          Section 4.5  Reports and Financial Statements.  Except as set forth in
                       --------------------------------
Section 4.5 of the KU Energy Disclosure Schedule, the filings required to be made by KU Energy and the KU Energy Subsidiaries since January 1, 1991 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Federal Power Act, as amended (the "Power Act"), and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, declarations, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. KU Energy has made available to LG&E Energy a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by KU Energy with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "KU Energy SEC Reports"). As of their respective dates, the KU Energy SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of KU Energy included in the KU Energy SEC Reports (collectively, the "KU Energy Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of KU Energy as of the dates included therein and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the amended and restated articles of incorporation and by laws of KU Energy, as in effect on the date hereof, have been made available to LG&E Energy.

          Section 4.6  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the KU Energy SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the KU Energy Disclosure Schedule, from December 31, 1996, KU Energy and each of the KU Energy Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of KU Energy and its subsidiaries taken as a whole (a "KU Energy Material Adverse Effect").

          Section 4.7  Litigation.  Except as disclosed in the KU Energy SEC
                       ----------
Reports filed prior to the date hereof or as set forth in Section 4.7, Section
4.9 or Section 4.11 of the KU Energy Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of KU Energy, threatened, nor are there, to the knowledge of KU Energy, any material investigations or reviews pending or threatened against, relating to or affecting KU Energy or any of the KU Energy Subsidiaries, (ii) there have not been any significant developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and
(iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to KU Energy or any of the KU Energy Subsidiaries.

          Section 4.8  Registration Statement and Proxy Statement.  None of the
                       ------------------------------------------
information supplied or to be supplied by or on behalf of KU Energy for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of LG&E Energy Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement, in definitive form, relating to the meetings of LG&E Energy and KU Energy shareholders to be held in connection with the Merger (the "Proxy Statement") will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to KU Energy or any KU Energy Subsidiary, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          Section 4.9  Tax Matters.  As used in this Agreement, "Taxes" means
                       -----------
any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes KU Energy or any of its subsidiaries, or LG&E Energy or any of its subsidiaries, as the case may be.

          Except as set forth in Section 4.9 of the KU Energy Disclosure
Schedule:

          (a)  Filing of Timely Tax Returns. KU Energy and each of the KU Energy
               ----------------------------
     Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

          (b)  Payment of Taxes.  KU Energy and each of the KU Energy
               ----------------
     Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (c)  Deferred Income Taxes.  KU Energy and the KU Energy Subsidiaries
               ---------------------
     have accounted for deferred income taxes in accordance with GAAP.

          (d)  Tax Liens. There are no Tax liens upon the assets of KU Energy or
               ---------
     any of the KU Energy Subsidiaries except liens for Taxes not yet due.

          (e)  Withholding Taxes.  KU Energy and each of the KU Energy
               -----------------
     Subsidiaries have complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required with respect to any employee, independent contractor, creditor, stockholder or other third party.

          (f) Extensions of Time for Filing Tax Returns.  Neither KU Energy nor
              -----------------------------------------
     any of the KU Energy Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (g) Waivers of Statute of Limitations.  Neither KU Energy nor any of
              ---------------------------------
     the KU Energy Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (h) Expiration of Statute of Limitations.  The statute of limitations
              ------------------------------------
     for the assessment of all Taxes has expired for all applicable Tax Returns of KU Energy and each of the KU Energy Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against KU Energy or any of the KU Energy Subsidiaries that has not been resolved and paid in full.

          (i) Audit, Administrative and Court Proceedings.  No audits or other
              -------------------------------------------
     administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of KU Energy or any of the KU Energy Subsidiaries. No issue has been raised by any tax authority that could, by application of the same or similar principles, reasonably be expected to result in a material adjustment to any Taxes or Tax Returns of KU Energy and the KU Energy Subsidiaries in any subsequent period.

          (j) Powers of Attorney.  No power of attorney currently in force has
              ------------------
     been granted by KU Energy or any of the KU Energy Subsidiaries concerning any Tax matter.

          (k) Tax Rulings.  Neither KU Energy nor any of the KU Energy
              -----------
     Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

          (l) Availability of Tax Returns. KU Energy has made available to LG&E
              ---------------------------
     Energy complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by KU Energy or any of the KU Energy Subsidiaries since January 1, 1992, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by KU Energy or any of the KU Energy Subsidiaries and (iii) any Closing Agreements entered into by KU Energy or any of the KU Energy Subsidiaries with any taxing authority.

          (m) Tax Sharing Agreements.  Neither KU Energy nor any KU Energy
              ----------------------
     Subsidiary is a party to any agreement relating to the allocation, indemnification, or sharing of Taxes. None of KU Energy and the KU Energy Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was KU Energy).

          (n) Liability for Others.  Neither KU Energy nor any of the KU Energy
              --------------------
     Subsidiaries has any liability for Taxes of any person other than KU Energy and the KU Energy Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

          (o) Code (S) 341(f).  Neither KU Energy nor any of the KU Energy
              ---------------
     Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code (S) 341(f) or has agreed to have Code (S) 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code (S) 341(f)(4)) owned by KU Energy or any of the KU Energy Subsidiaries.

          (p) Code (S) 168.  No property of KU Energy or any of the KU Energy
              ------------
     Subsidiaries is property that KU Energy or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code (S) 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code (S) 168.

          (q) Code (S) 481 Adjustments.  Neither KU Energy nor any of the KU
              ------------------------
     Energy Subsidiaries is required to include in income any adjustment pursuant to Code (S) 481(a) by reason of a voluntary change in accounting method initiated by KU Energy or any of the KU Energy Subsidiaries, and to the best of the knowledge of KU Energy, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

          (r) Acquisition Indebtedness.  No indebtedness of KU Energy or any of
              ------------------------
     the KU Energy Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code (S) 279(b).

          (s) Intercompany Transactions.  Neither KU Energy nor any of the KU
              -------------------------
     Energy Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury

     Regulations (S) 1.1502-13 for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

          Section 4.10  Employee Matters; ERISA.  Except as set forth in the KU
                        -----------------------
Energy SEC Reports (other than with respect to Section 4.10(a) below) or in
Section 4.10 of the KU Energy Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a KU Energy Material Adverse Effect:

          (a) Benefit Plans.  Section 4.10(a) of the KU Energy Disclosure
              -------------
     Schedule contains a true and complete list of each employee benefit plan, program or arrangement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by KU Energy, any of the KU Energy Subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with KU Energy (collectively, with KU Energy Subsidiaries, a "KU Energy Commonly Controlled Entity") for the benefit of any current or former employee, officer or director or their dependents or beneficiaries (collectively, the "KU Energy Plans") and each employment, consulting, severance, change-in-control, termination, compensation, collective bargaining or indemnification agreement, arrangement or understanding between KU Energy or any of the KU Energy Commonly Controlled Entities (or by which they are bound) and any current or former employee, officer or director of KU Energy or any of the KU Energy Subsidiaries (collectively, the "KU Energy Employment Arrangements"). None of the KU Energy Plans is a multiemployer plan within the meaning of ERISA.

          (b) Qualification; Compliance.  Each KU Energy Plan intended to be
              -------------------------
     qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such KU Energy Plan. Each KU Energy Plan and each KU Energy Employment Arrangement has been operated in all respects in accordance with its terms and the requirements of applicable laws, rules and regulations. There are no pending or, to the knowledge of KU Energy, threatened or anticipated claims under or with respect to any KU Energy Plan or KU Energy Employment Arrangement by or on behalf of any current employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

          (c) Liabilities.  Neither KU Energy nor any of the KU Energy Commonly
              -----------
     Controlled Entities has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA (other than for premium payments and contributions in the ordinary course of business), and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each KU Energy Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such KU Energy Plan) do not exceed the fair market value of the assets of such Plan (as of the date of such valuation). KU Energy and each of the KU Energy Commonly Controlled Entities have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act. All contributions and other payments required to be made for any period through the date hereof, by KU Energy or any KU Energy Commonly Controlled Entity, to any KU Energy Plan or KU Energy Employment Agreement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date hereof, have been reflected in the KU Energy Financial Statements.

          (d) Welfare Plans.  None of the KU Energy Plans or KU Energy
              -------------
     Employment Arrangements promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law in the applicable jurisdiction and, outside of the United States, in accordance with local law, custom and practice.

          (e) Documents Made Available.  KU Energy has made available to LG&E
              ------------------------
     Energy a true and correct copy of each KU Energy Employment Arrangement to which KU Energy or any of the KU Energy Commonly Controlled Entities is a party or under which KU Energy or any of the KU Energy Commonly Controlled Entities has obligations and, with respect to each KU Energy Plan, where applicable, (i) such plan and the most recent summary plan description,
     (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such KU Energy Plan, and (v) the most recent actuarial report or valuation.

          (f) Payments Resulting from the Merger.  No KU Energy Plan or KU
              ----------------------------------
     Energy Employment Arrangement exists which could result in the payment to any current, former or future director or employee of KU Energy, any KU Energy Commonly Controlled Entity or to any trustee under any "rabbi trust" or similar arrangement of any money or other property or rights or accelerate, vest or provide any other rights or benefits to or in any such employee or director as a result of the consummation, announcement of or other action relating to the transactions contemplated by this Agreement, whether or not such payment, acceleration, vesting or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

          (g) Labor Agreements.  Neither KU Energy nor any of the KU Energy
              ----------------
     Subsidiaries is a party to any collective bargaining agreement. Since January 1, 1993, neither KU Energy nor any of the KU Energy Subsidiaries has had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for certifications of bargaining units or any other requests for collective bargaining. There is no unfair labor practice, employment discrimination or other complaint against KU Energy or any of the KU Energy Subsidiaries pending or, to the best knowledge of KU Energy, threatened.

          Section 4.11  Environmental Protection.  Except as set forth in
                        ------------------------
Section 4.11 of the KU Energy Disclosure Schedule or in the KU Energy SEC Reports filed prior to the date hereof:

          (a) Compliance.  KU Energy and each of the KU Energy Subsidiaries are
              ----------
     in material compliance with all applicable Environmental Laws (as defined in Section 4.11(g)(ii)); and neither KU Energy nor any of the KU Energy Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that asserts that KU Energy or any of the KU Energy Subsidiaries is not or has not been in material compliance with applicable Environmental Laws, except for communications with respect to such matters as have been fully and finally resolved or as to which no material obligation of KU Energy remains.

          (b) Environmental Permits.  KU Energy and each of the KU Energy
              ---------------------
     Subsidiaries have obtained or have timely applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and KU Energy and the KU Energy Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and KU Energy reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

          (c) Environmental Claims.  To the best knowledge of KU Energy, there
              --------------------
     is no material Environmental Claim (as defined in Section 4.11(g)(i)) pending (i) against KU Energy or any of the KU Energy Subsidiaries or KU Energy Joint Ventures, or (ii) against any real or personal property or operations which KU Energy or any of the KU Energy Subsidiaries owns, leases or manages, in whole or in part.

          (d) Releases.  KU Energy has no knowledge of any Releases (as defined
              --------
     in Section 4.11(g)(iv)) of any Hazardous Material (as defined in Section 4.11(g)(iii)) that would be reasonably likely to form the basis of any material Environmental Claim against KU Energy or any of the KU Energy Subsidiaries.

          (e) Predecessors.  KU Energy has no knowledge of any material
              ------------
     Environmental Claim pending or threatened, or of any Release of Hazardous Materials or other circumstances that would be reasonably likely to form the basis of any material Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of KU Energy or any of the KU Energy Subsidiaries) whose liability KU Energy or any of the KU Energy Subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which KU Energy or any of the KU Energy Subsidiaries formerly owned, leased or managed, in whole or in part.

          (f) Disclosure.  To KU Energy's best knowledge, KU Energy has
              ----------
     disclosed to LG&E Energy all material facts which KU Energy reasonably believes (i) relate to the cost of KU Energy pollution control equipment currently required or known to be required in the future; (ii) relate to the cost that KU Energy reasonably expects to incur to comply with the requirements of the Clean Air Act Amendments of 1990; (iii) relate to current KU Energy remediation costs or KU Energy remediation costs known to be required in the future (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for remediation costs); or (iv) form the basis of any other material Environmental Claim affecting KU Energy.

          (g) As used in this Agreement:

              (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by KU Energy or any of the KU Energy Subsidiaries or KU Energy Joint Ventures (for purposes of this
          Section 4.11), or by LG&E Energy or any of the LG&E Energy Subsidiaries or LG&E Energy Joint Ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                    (ii) "Environmental Laws" means all federal, state and local statutes, codes, laws, ordinances, rules, regulations and other enforceable standards (including without limitation common law), relating to pollution, the environment (including, without limitation, indoor and ambient air, surface water, groundwater, land surface or subsurface strata, land-use planning, and species protection) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                    (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which KU Energy or any of the KU Energy Subsidiaries or KU Energy Joint Ventures operates (for purposes of this Section 4.11) or in which LG&E Energy or any of the LG&E Energy Subsidiaries or LG&E Energy Joint Ventures operates (for purposes of Section 5.11).

                    (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the atmosphere, soil, surface water, ground water or property.

          Section 4.12  Regulation as a Utility.  KU Energy is an exempt public
                        -----------------------
utility holding company under Section 3(a)(1) of the 1935 Act. KU is regulated as a public utility in the Commonwealth of Kentucky, the Commonwealth of Virginia, may be subject to regulation as a public utility in the State of Tennessee and is not subject to regulation as a public utility in any other state or commonwealth. Except as set forth in the immediately preceding sentence or in Section 4.12 of the KU Energy Disclosure Schedule, neither KU Energy nor any "subsidiary company" or "affiliate" (as those terms are defined in the 1935 Act) of KU Energy is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

          Section 4.13  Vote Required.  The approval of the Merger by a majority
                        -------------
of all the votes entitled to be cast by all holders of KU Energy Common Stock (the "KU Energy Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of KU Energy or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby. No vote of the shareholders of KU Energy or any of its subsidiaries is required to approve the KU Energy Stock Option Agreement.

          Section 4.14  Accounting Matters.  Neither KU Energy, any KU Energy
                        ------------------
Subsidiary nor, to KU Energy's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement (except as specifically otherwise defined), the term "affiliate", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          Section 4.15  Non-applicability of Certain Kentucky  Law.  Except as
                        ------------------------------------------
set forth in Section 4.4(c) of the KU Energy Disclosure Schedule, assuming that the representation and warranty of LG&E Energy made in Section 5.18 is correct, none of the requirements relating to certain business combinations of Sections 271B.12-200 through 271B.12-230 of the KBCA or any similar provisions of the KBCA (or, to the best knowledge of KU Energy, any other similar state statute) is applicable to the transactions contemplated by this Agreement, including the granting of the KU Energy Stock Option pursuant to the KU Energy Stock Option Agreement or the exercise thereof.

          Section 4.16  Opinion of Financial Advisor.  On May 20, 1997, Goldman,
                        ----------------------------
Sachs & Co., delivered its opinion to the effect that, as of the date thereof, the Exchange Ratio is fair to the holders of KU Energy Common Stock.

          Section 4.17  Insurance.  Except as set forth in Section 4.17 of the
                        ---------
KU Energy Disclosure Schedule, KU Energy and each of the KU Energy Subsidiaries are, and have been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by KU Energy and the KU Energy Subsidiaries during such time period. Except as set forth in Section 4.17 of the KU Energy Disclosure Schedule, neither KU Energy nor any of the KU Energy Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of KU Energy or any of the KU Energy Subsidiaries. The insurance policies of KU Energy and each of the KU Energy Subsidiaries are valid and enforceable policies in all material respects.

          Section 4.18  Ownership of LG&E Energy Common Stock.  Except pursuant
                        -------------------------------------
to the terms of the LG&E Energy Stock Option Agreement and as set forth in
Section 4.18 of the KU Energy Disclosure Schedule, KU Energy does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of LG&E Energy Common Stock.

          Section 4.19  KU Energy Rights Agreement.  KU Energy and the Board of
                        --------------------------
Directors of KU Energy have taken all necessary action so that none of the execution of this Agreement, the KU Energy Stock Option Agreement and the consummation of the transactions contemplated hereby or thereby will (i) cause any KU Energy Rights issued pursuant to the Rights Agreement, dated as of January 27, 1992, between KU Energy and Illinois Stock Transfer Company, as rights agent (the "KU Energy Rights Agreement") to become exercisable, (ii) cause LG&E Energy or any of its Affiliates (as defined in the KU Energy Rights Agreement) to be an Acquiring Person (as defined in the KU Energy Rights Agreement) or give rise to a Distribution Date or Triggering Event (as each such term is defined in the KU Energy Rights Agreement). KU Energy has delivered to LG&E Energy a complete and correct copy of the KU Energy Rights Agreement as amended and supplemented to the date of this Agreement.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF LG&E ENERGY

          LG&E Energy represents and warrants to KU Energy as follows:

          Section 5.1   Organization and Qualification.  Except as set forth in
                        ------------------------------
Section 5.1 of the LG&E Energy Disclosure Schedule (as defined in Section 7.6(i)), each of LG&E Energy and each LG&E Energy Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement, the term: (a) "LG&E Energy Subsidiary" shall mean those of the subsidiaries or partnership interests of LG&E Energy identified as LG&E Energy Subsidiaries in Section 5.2 of the LG&E Energy Disclosure Schedule; and
(b) "LG&E Energy Joint Venture" shall mean those of the joint ventures of LG&E Energy or any LG&E Energy Subsidiary identified as a LG&E Energy Joint Venture in Section 5.2 of the LG&E Energy Disclosure Schedule.

          Section 5.2   Subsidiaries.  Section 5.2 of the LG&E Energy Disclosure
                        ------------
Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of LG&E Energy, including (a) the name of each such entity and LG&E Energy's interest therein, and (b) as to each LG&E Energy Subsidiary and LG&E Energy Joint Venture, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the LG&E Energy Disclosure Schedule, none of the LG&E Energy Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the LG&E Energy Disclosure Schedule, all of the issued and outstanding shares of capital stock of each LG&E Energy Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by LG&E Energy free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such LG&E Energy Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. With respect to the subsidiaries and joint ventures of LG&E Energy that are not LG&E Energy Subsidiaries (the "LG&E Energy Unrestricted Subsidiaries"): (i) except as set forth in Section 5.2 of the LG&E Energy Disclosure Schedule, (A) neither LG&E Energy nor any LG&E Energy Subsidiary is liable for any obligations or liabilities of any LG&E Energy Unrestricted Subsidiary as of the date of this Agreement, and (B) neither LG&E Energy nor any LG&E Energy Subsidiary is obligated to make any loans or capital contributions to, or to undertake any guarantees or obligations with respect to, LG&E Energy Unrestricted Subsidiaries as of the date of this Agreement, and (ii) the aggregate book value as of December 31, 1996, of LG&E Energy's investment in the LG&E Energy Unrestricted Subsidiaries was not in excess of $225 million.

          Section 5.3   Capitalization.  (a)  The authorized capital stock of
                        --------------
LG&E Energy consists of 125,000,000 shares of LG&E Energy Common Stock and 5,000,000 shares of LG&E Energy preferred stock, without par value ("LG&E Energy Preferred Stock"). As of the close of business on May 16, 1997, there were issued and outstanding 66,484,875 shares of LG&E Energy Common Stock and no shares of LG&E Energy Preferred Stock were outstanding. All of the issued and outstanding shares of the capital stock of LG&E Energy are, and any shares of LG&E Energy Common Stock issued pursuant to the LG&E Energy Stock Option Agreement will be, upon payment therefor in accordance with the terms of such agreement, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3(a) of the LG&E Energy Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating LG&E Energy or any of the LG&E Energy Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of LG&E Energy, or obligating LG&E Energy to grant, extend or enter into any such agreement or commitment, other than the LG&E Energy Rights and under the LG&E Energy Stock Option Agreement. Other than in connection with the LG&E Energy Stock Option Agreement, there are no outstanding stock appreciation rights of LG&E Energy which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of LG&E Energy.

     (b) The authorized capital stock of Louisville Gas and Electric Company, a Kentucky corporation and wholly owned subsidiary of LG&E Energy ("LG&E"), consists of 75,000,000 shares of common stock, without par value ("LG&E Common Stock"), and 1,720,000 shares of preferred stock, par value $25 per share, and 6,750,000 shares of preferred stock without par value

(collectively, "LG&E Preferred Stock"). As of the close of business on May 16, 1997 there were issued and outstanding 21,294,223 shares of LG&E Common Stock (all of which were owned by LG&E Energy) and 1,610,287 shares of LG&E Preferred Stock. All of the issued and outstanding shares of the capital stock of LG&E are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3(b) of the LG&E Energy Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating LG&E or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of LG&E, or obligating LG&E to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation rights of LG&E which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of LG&E.

          Section 5.4   Authority; Non-Contravention; Statutory Approvals;
                        --------------------------------------------------
Compliance.
----------

          (a) Authority.  LG&E Energy has all requisite corporate power and
              ---------
authority to enter into this Agreement and the LG&E Energy Stock Option Agreement, and, subject to the LG&E Energy Shareholders' Approval (as defined in Section 5.13) and the applicable LG&E Energy Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the LG&E Energy Stock Option Agreement and the consummation by LG&E Energy of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of LG&E Energy, subject, in the case of this Agreement, to obtaining the LG&E Energy Shareholders' Approval, and the Merger has been approved in accordance with Section 3(a) of Paragraph C of Article Seventh of the Articles of Incorporation of LG&E Energy. Each of this Agreement and the LG&E Energy Stock Option Agreement has been duly and validly executed and delivered by LG&E Energy and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of LG&E Energy enforceable against it in accordance with its terms.

          (b) Non-Contravention.  Except as set forth in Section 5.4(b) of the
              -----------------
LG&E Energy Disclosure Schedule, the execution and delivery of this Agreement and the LG&E Energy Stock Option Agreement by LG&E Energy do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a material Violation pursuant to any provisions of (i) the articles of incorporation, by laws or similar governing documents of LG&E

Energy or any of the LG&E Energy Subsidiaries or the LG&E Energy Joint Ventures,
(ii) subject to obtaining the LG&E Energy Required Statutory Approvals and the receipt of the LG&E Energy Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to LG&E Energy or any of the LG&E Energy Subsidiaries or the LG&E Energy Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the LG&E Energy Disclosure Schedule (the "LG&E Energy Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which LG&E Energy or any of the LG&E Energy Subsidiaries or LG&E Energy Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

          (c) Statutory Approvals.  No declaration, filing or registration
              -------------------
with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the LG&E Energy Stock Option Agreement by LG&E Energy or the consummation by LG&E Energy of the transactions contemplated hereby or thereby, except as described in Section 5.4(c) of the LG&E Energy Disclosure Schedule (the "LG&E Energy Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such LG&E Energy Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

          (d) Compliance.  Except as set forth in Section 5.4(d), Section 5.10
              ----------
or Section 5.11 of the LG&E Energy Disclosure Schedule, or as disclosed in the LG&E Energy SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither LG&E Energy nor any of the LG&E Energy Subsidiaries nor, to the knowledge of LG&E Energy, any LG&E Energy Joint Venture, is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 5.4(d) of the LG&E Energy Disclosure Schedule or in Section 5.11 of the LG&E Energy Disclosure Schedule, LG&E Energy and the LG&E Energy Subsidiaries and LG&E Energy Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects. Except as set forth in Section 5.4(d) of the LG&E Energy Disclosure Schedule, neither LG&E Energy nor any of the LG&E Energy Subsidiaries nor, to the knowledge of LG&E Energy, any LG&E Energy Joint Venture, is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

          Section 5.5   Reports and Financial Statements. Except as set forth in
                        --------------------------------
Section 5.4(d) of the LG&E Energy Disclosure Schedule, the filings required to be made by LG&E Energy and the LG&E Energy Subsidiaries since January 1, 1991 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, declarations, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. LG&E Energy has made available to KU Energy a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by LG&E Energy with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "LG&E Energy SEC Reports"). As of their respective dates, the LG&E Energy SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of LG&E Energy included in the LG&E Energy SEC Reports (collectively, the "LG&E Energy Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of LG&E Energy as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of LG&E Energy's restated articles of incorporation and bylaws of LG&E Energy as in effect on the date hereof have been made available to KU Energy.

          Section 5.6   Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the LG&E Energy SEC Reports filed prior to the date hereof or as set forth in Section 5.6 of the LG&E Energy Disclosure Schedule, from December 31, 1996, LG&E Energy and each of the LG&E Energy Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of LG&E Energy and its subsidiaries taken as a whole (a "LG&E Energy Material Adverse Effect").

          Section 5.7  Litigation.  Except as disclosed in the LG&E Energy SEC
                       ----------
Reports filed prior to the date hereof or as set forth in Section 5.7, Section
5.9 or Section 5.11 of the LG&E Energy Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of LG&E Energy, threatened, nor are there, to the knowledge of LG&E Energy, any material investigations or reviews pending or threatened against, relating to or affecting LG&E Energy or any of the LG&E Energy Subsidiaries, (ii) there have not been any significant developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to LG&E Energy or any of the LG&E Energy Subsidiaries.

          Section 5.8  Registration Statement and Proxy Statement.  None of the
                       ------------------------------------------
information supplied or to be supplied by or on behalf of LG&E Energy for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to LG&E Energy or any LG&E Energy Subsidiary, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          Section 5.9  Tax Matters.  Except as set forth in Section 5.9 of the
                       -----------
LG&E Energy Disclosure Schedule:

          (a)  Filing of Timely Tax Returns.  LG&E Energy and each of the LG&E
               ----------------------------
     Energy Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

          (b)  Payment of Taxes.  LG&E Energy and each of the LG&E Energy
               ----------------
     Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (c)  Deferred Income Taxes.  LG&E Energy and the LG&E Energy
               ---------------------
     Subsidiaries have accounted for deferred income taxes in accordance with GAAP.

          (d)  Tax Liens.  There are no Tax liens upon the assets of LG&E Energy
               ---------
     or any of the LG&E Energy Subsidiaries except liens for Taxes not yet due.

          (e)  Withholding Taxes.  LG&E Energy and each of the LG&E Energy
               -----------------
     Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required with respect to any employee, independent contractor, creditor, stockholder or other third party.

          (f)  Extensions of Time for Filing Tax Returns.  Neither LG&E Energy
               -----------------------------------------
     nor any of the LG&E Energy Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (g)  Waivers of Statute of Limitations.  Neither LG&E Energy nor any
               ---------------------------------
     of the LG&E Energy Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (h)  Expiration of Statute of Limitations.  The statute of limitations
               ------------------------------------
     for the assessment of all Taxes has expired for all applicable Tax Returns of LG&E Energy and each of the LG&E Energy Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against LG&E Energy or any of the LG&E Energy Subsidiaries that has not been resolved and paid in full.

          (i)  Audit, Administrative and Court Proceedings.  No audits or other
               -------------------------------------------
     administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of LG&E Energy or any of the LG&E Energy Subsidiaries. No issue has been raised by any tax authority that could, by application of the same or similar principles, reasonably be expected to result in a material adjustment to any Taxes or Tax Returns of LG&E Energy and the LG&E Energy Subsidiaries in any subsequent period.

          (j)  Powers of Attorney. No power of attorney currently in force has
               ------------------
     been granted by LG&E Energy or any of the LG&E Energy Subsidiaries concerning any Tax matter.

          (k)  Tax Rulings.  Neither LG&E Energy nor any of the LG&E Energy
               -----------
     Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

          (l)  Availability of Tax Returns.  LG&E Energy has made available to
               ---------------------------
     KU Energy complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by LG&E Energy or any of the LG&E Energy Subsidiaries since January 1, 1992, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by LG&E Energy or any of the LG&E Energy Subsidiaries and (iii) any Closing Agreements entered into by LG&E Energy or any of the LG&E Energy Subsidiaries with any taxing authority.

          (m)  Tax Sharing Agreements.  Neither LG&E Energy nor any LG&E Energy
               ----------------------
     Subsidiary is a party to any agreement relating to allocation, indemnification or sharing of Taxes. None of LG&E Energy and the LG&E Energy Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was LG&E Energy).

          (n)  Liability for Others.  Neither LG&E Energy nor any of the LG&E
               --------------------
     Energy Subsidiaries has any liability for Taxes of any person other than LG&E Energy and the LG&E Energy Subsidiaries (i) under Treasury Regulations
     Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

          (o)  Code (S) 341(f).  Neither LG&E Energy nor any of the LG&E Energy
               ---------------
     Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code (S) 341(f) or has agreed to have Code (S) 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code (S) 341(f)(4)) owned by LG&E Energy or any of the LG&E Energy Subsidiaries.

          (p)  Code (S) 168.  No property of LG&E Energy or any of the LG&E
               ------------
     Energy Subsidiaries is property that LG&E Energy or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code (S) 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code (S) 168.

          (q) Code (S) 481 Adjustments. Neither LG&E Energy nor any of the LG&E
              ------------------------
     Energy Subsidiaries is required to include in income any adjustment pursuant to Code (S) 481(a) by reason of a voluntary change in accounting method initiated by LG&E Energy or any of the LG&E Energy Subsidiaries, and to the best of the knowledge of LG&E Energy, the IRS has not proposed any such adjustment or change in accounting method.

          (r)  Acquisition Indebtedness.  No indebtedness of LG&E Energy or any
               ------------------------
     of the LG&E Energy Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code (S) 279(b).

          (s)  Intercompany Transactions.  Neither LG&E Energy nor any of the
               -------------------------
     LG&E Energy Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations (S) 1.1502-13 for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

          Section 5.10  Employee Matters; ERISA.  Except as set forth in the
                        -----------------------
LG&E Energy SEC Reports (other than with respect to Section 5.10(a) below) or in
Section 5.10 of the LG&E Energy Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a LG&E Energy Material Adverse Effect:

          (a)  Benefit Plans.  Section 5.10(a) of the LG&E Energy Disclosure
               -------------
     Schedule contains a true and complete list of each employee benefit plan, program or arrangement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by LG&E Energy, any of the LG&E Energy Subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with LG&E Energy (collectively, with LG&E Energy Subsidiaries, a "LG&E Energy Commonly Controlled Entity") for the benefit of any current or former employee, officer or director or their dependents or beneficiaries (collectively, the "LG&E Energy Plans") and each employment, consulting, severance, change-in-control, termination, compensation, collective bargaining or indemnification agreement, arrangement or understanding between LG&E Energy or any of the LG&E Energy Commonly Controlled Entities (or by which they are bound) and any current or former employee, officer or director of LG&E Energy or any of the LG&E Energy Subsidiaries (collectively, the "LG&E Energy Employment Arrangements"). None of the LG&E Energy Plans is a multiemployer plan within the meaning of ERISA.

          (b)  Qualification; Compliance.  Each LG&E Energy Plan intended to be
               -------------------------
     qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such LG&E Energy Plan. Each LG&E Energy Plan and each LG&E Energy Employment Arrangement has been operated in all respects in accordance with its terms and the requirements of applicable laws, rules and regulations. There are no pending or, to the knowledge of LG&E Energy, threatened or anticipated claims under or with respect to any LG&E Energy Plan or LG&E Energy Employment Arrangement by or on behalf of any current employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

          (c)  Liabilities.  Neither LG&E Energy nor any of the LG&E Energy
               -----------
     Commonly Controlled Entities has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA (other than for premium payments and contributions in the ordinary course of business), and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each LG&E Energy Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such LG&E Energy Plan) do not exceed the fair market value of the assets of such Plan (as of the date of such valuation). LG&E Energy and each of the LG&E Energy Commonly Controlled Entities have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act. All contributions and other payments required to be made for any period through the date hereof, by LG&E Energy or any LG&E Energy Commonly Controlled Entity, to any LG&E Energy Plan or LG&E Energy Employment Agreement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date hereof have been reflected in the LG&E Energy Financial Statements.

          (d)  Welfare Plans.  None of the LG&E Energy Plans or LG&E Energy
               -------------
     Employment Arrangements promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law in the applicable jurisdiction and, outside of the United States, in accordance with local law, custom and practice.

          (e)  Documents Made Available.  LG&E Energy has made available to KU
               ------------------------
     Energy a true and correct copy of each LG&E Energy Employment Arrangement to which LG&E Energy or any of the LG&E Energy Commonly Controlled Entities is a party or under which LG&E Energy or any of the LG&E Energy Commonly Controlled Entities has obligations and, with respect to each LG&E Energy Plan, where applicable, (i) such plan and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such LG&E Energy Plan, and (v) the most recent actuarial report or valuation.

          (f)  Payments Resulting from the Merger.  No LG&E Energy Plan or LG&E
               ----------------------------------
     Energy Employment Arrangement exists which could result in the payment to any current, former or future director or employee of LG&E Energy, any LG&E Energy Commonly Controlled Entity or to any trustee under any "rabbi trust" or similar arrangement of any money or other property or rights or accelerate, vest or provide any other rights or benefits to or in any such employee or director as a result of the consummation, announcement of or other action relating to the transactions contemplated by this Agreement, whether or not such payment, acceleration, vesting or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

          (g)  Labor Agreements.  Neither LG&E Energy nor any of the LG&E Energy
               ----------------
     Subsidiaries is a party to any collective bargaining agreement. Since January 1, 1993, neither LG&E Energy nor any of the LG&E Energy Subsidiaries has had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for certifications of bargaining units or any other requests for collective bargaining. There is no unfair labor practice, employment discrimination or other complaint against LG&E Energy or any of the LG&E Energy Subsidiaries pending or, to the best knowledge of LG&E Energy, threatened.

          Section 5.11  Environmental Protection.  Except as set forth in
                        ------------------------
Section 5.11 of the LG&E Energy Disclosure Schedule or in the LG&E Energy SEC Reports filed prior to the date hereof:

          (a)  Compliance.  LG&E Energy and each of the LG&E Energy Subsidiaries
               ----------
     are in material compliance with all applicable Environmental Laws; and neither LG&E Energy nor any of the LG&E Energy Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that asserts that LG&E Energy or any of the LG&E Energy Subsidiaries is not or has not been in material compliance with applicable Environmental Laws, except for communications with respect to such matters as have been fully and finally resolved or as to which no material obligation of LG&E Energy remains.

          (b)  Environmental Permits.  LG&E Energy and each of the LG&E Energy
               ---------------------
     Subsidiaries have obtained or have timely applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and LG&E Energy and the LG&E Energy Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and LG&E Energy reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

          (c)  Environmental Claims. To the best knowledge of LG&E Energy, there
               --------------------
     is no material Environmental Claim pending (i) against LG&E Energy or any of the LG&E Energy Subsidiaries or LG&E Energy Joint Ventures, or (ii) against any real or personal property or operations which LG&E Energy or any of the LG&E Energy Subsidiaries owns, leases or manages, in whole or in part.

          (d)  Releases.  LG&E Energy has no knowledge of any Releases of any
               --------
     Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against LG&E Energy or any of the LG&E Energy Subsidiaries.

          (e)  Predecessors.  LG&E Energy has no knowledge of any material
               ------------
     Environmental Claim pending or threatened, or of any Release of Hazardous Materials or other circumstances that would be reasonably likely to form the basis of any material Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of LG&E Energy or any of the LG&E Energy Subsidiaries) whose liability LG&E Energy or any of the LG&E Energy Subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which LG&E Energy or any of the LG&E Energy Subsidiaries formerly owned, leased or managed, in whole or in part.

          (f)  Disclosure.  To LG&E Energy's best knowledge, LG&E Energy has
               ----------
     disclosed to KU Energy all material facts which LG&E Energy reasonably believes (i) relate to the cost of LG&E Energy pollution control equipment currently required or known to be required in the future; (ii) relate to the cost that LG&E Energy reasonably expects to incur to comply with the requirements of the Clean Air Act Amendments of 1990; (iii) relate to current LG&E Energy remediation costs or LG&E Energy remediation costs known to be required in the future (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for remediation costs); or (iv) form the basis of any other material Environmental Claim affecting LG&E Energy.

          Section 5.12  Regulation as a Utility.  LG&E Energy is an exempt
                        -----------------------
public utility holding company under Section 3(a)(1) of the 1935 Act. LG&E is regulated as a public utility in the Commonwealth of Kentucky and in no other state or commonwealth. Except as set forth in the immediately preceding sentence or in Section 5.12 of the LG&E Energy Disclosure Schedule, neither LG&E Energy nor any "subsidiary company" or "affiliate" (as those terms are defined in the 1935 Act) of LG&E Energy is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

          Section 5.13  Vote Required.  The issuance of the LG&E Energy Common
                        -------------
Stock requires that the restated articles of incorporation of LG&E Energy be amended to increase the number of authorized shares of LG&E Energy Common Stock (the "Articles Amendment"). The approval of the Articles Amendment requires the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of LG&E Energy Common Stock. The approval of the Merger by a majority of all the votes entitled to be cast by all holders of LG&E Energy Common Stock is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the "LG&E Energy Shareholders' Approval"). No vote of the shareholders of LG&E Energy or any of its subsidiaries is required to approve the LG&E Energy Stock Option Agreement.

          Section 5.14  Accounting Matters.  Neither LG&E Energy, any LG&E
                        ------------------
Energy Subsidiary nor, to LG&E Energy's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

          Section 5.15  Non-applicability of Certain Kentucky Law.  Except as
                        -----------------------------------------
set forth in Section 5.4(c) of the LG&E Energy Disclosure Schedule, assuming that the representation and warranty of KU Energy made in Section 4.18 is correct, none of the requirements relating to certain business combinations of Sections 271B.12-200 through 271B.12-230 of the KBCA or any similar provisions of the KBCA (or, to the best knowledge of LG&E Energy, any other similar state statute) are applicable to the transactions contemplated by this Agreement, including the granting of the LG&E Energy Stock Option pursuant to the LG&E Energy Stock Option Agreement or the exercise thereof.

          Section 5.16  Opinion of Financial Advisor.  On May 20, 1997, The
                        ----------------------------
Blackstone Group L.P. delivered its opinion, to the effect that, as of the date thereof, the Exchange Ratio is fair from a financial point of view to the holders of LG&E Energy Common Stock.

          Section 5.17  Insurance.  Except as set forth in Section 5.17 of the
                        ---------
LG&E Energy Disclosure Schedule, LG&E Energy and each of the LG&E Energy Subsidiaries are, and have been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by LG&E Energy and the LG&E Energy Subsidiaries during such time period. Except as set forth in Section 5.17 of the LG&E Energy Disclosure Schedule, neither LG&E Energy nor any of the LG&E Energy Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of LG&E Energy or any of the LG&E Energy Subsidiaries. The insurance policies of LG&E Energy and each of the LG&E Energy Subsidiaries are valid and enforceable policies in all material respects.

          Section 5.18  Ownership of KU Energy Common Stock.  Except pursuant to
                        -----------------------------------
the terms of the KU Energy Stock Option Agreement and as set forth in Section
5.18 of the LG&E Energy Disclosure Schedule, LG&E Energy does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of KU Energy Common Stock.

          Section 5.19  LG&E Energy Rights Agreement.  LG&E Energy and the Board
                        ----------------------------
of Directors of LG&E Energy have taken all necessary action so that none of the execution of this Agreement, the LG&E Energy Stock Option Agreement and the consummation of the transactions contemplated hereby or thereby will (i) cause any LG&E Energy Rights issued pursuant to the Rights Agreement, dated as of December 19, 1990, as amended (the "LG&E Energy Rights Agreement"), to become exercisable, (ii) cause KU Energy or any of its Affiliates (as defined in the LG&E Energy Rights Agreement) to be an Acquiring Person (as defined in the LG&E Energy Rights Agreement) or give rise to a Distribution Date or Triggering Event (as each such term is defined in the LG&E Energy Rights Agreement). LG&E Energy has delivered to KU Energy a complete and correct copy of the LG&E Energy Rights Agreement as amended and supplemented to the date of this Agreement.


                                  ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1   Covenants of the Parties.  After the date hereof and
                        ------------------------
prior to the Effective Time or earlier termination of this Agreement, LG&E Energy and KU Energy each agree as follows, each as to itself and as to each of the LG&E Energy Subsidiaries and the KU Energy Subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, the LG&E Energy Stock Option Agreement or the KU Energy Stock Option Agreement, or to the extent LG&E Energy or KU Energy, as the case may be, shall otherwise consent in writing:

          (a)  Ordinary Course of Business.  Each party hereto shall, and shall
               ---------------------------
     cause its Direct Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1(a) of the LG&E Energy Disclosure Schedule or the KU Energy Disclosure Schedule, respectively, and except for acquisitions and capital expenditures permitted by Sections 6.1(e), 6.1(f) and 6.1(aa), no party shall, nor shall any party permit any of its Direct Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss (including without limitation any loans or capital contributions to, and the undertaking of any guarantees in favor of or any "keep well" or other agreements to maintain the financial condition of, another person), in the case of KU Energy, to KU Energy and its subsidiaries taken as a whole, and in the case of LG&E Energy, to LG&E Energy and its subsidiaries taken as a whole.

          (b)  Dividends.  No party shall, nor shall any party permit any of its
               ---------
     Direct Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly owned subsidiaries, dividends required to be paid on any preferred stock of any LG&E Energy Subsidiary or KU Energy Subsidiary in accordance with their respective terms, regular quarterly dividends on LG&E Energy Common Stock with usual record and payment dates not, during any fiscal year, in excess of 104% of the dividends per share for the prior fiscal year, regular quarterly dividends on KU Energy Common Stock with usual record and payment dates not, during any fiscal year, in excess of 102.5% of the dividends per share for the prior fiscal year; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than with respect to clauses (i), (ii) and (iii) (A) as required by the respective terms of any preferred stock of any LG&E Energy Subsidiary or KU Energy Subsidiary, (B) in connection with refunding preferred stock of any LG&E Energy Subsidiary or KU Energy Subsidiary with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis), (C) in connection with intercompany purchases of capital stock or (D) for the purpose of funding or providing benefits under employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans in accordance with past practice or as may be permitted by Section 6.1(i). The last record date of each of LG&E Energy and KU Energy on or prior to the Effective Time which relates to a regular quarterly dividend on LG&E Energy Common Stock or KU Energy Common Stock, as the case may be, shall be agreed to by the parties in advance and shall be the same date and shall be prior to the Effective Time.

          (c)  Issuance of Securities.  No party shall, nor shall any party
               ----------------------
     permit any of its Direct Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of, or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to the KU Energy Stock Option Agreement or the LG&E Energy Stock Option Agreement, other than intercompany issuances of capital stock to wholly owned subsidiaries, and other than issuances (i) in the case of KU Energy and the KU Energy Subsidiaries, (x) in connection with refunding preferred stock of the KU Energy Subsidiaries with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis) and (y) up to 500,000 shares of KU Energy Common Stock (and associated KU Energy Rights) that may be issued in connection with the Long Term Incentive Plan identified in Section 4.10(a)(20) of the KU Energy Disclosure Schedule or pursuant to other employee benefit plans, stock option and other incentive compensation plans and directors plans; (ii), in the case of LG&E Energy and the LG&E Energy Subsidiaries, (x) in connection with refunding preferred stock of the LG&E Energy Subsidiaries with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis) and (y) up to 500,000 shares of LG&E Energy Common Stock (and associated LG&E Energy Rights) to be issued pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans, and stock purchase and dividend reinvestment plans; and
     (iii) the issuance of capital stock under the KU Energy Rights Agreement or the LG&E Energy Rights Agreement if required by the respective terms thereof. The parties shall promptly furnish to each other such information as may be reasonably requested (including financial information) and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

          (d)  Charter Documents.  Neither KU Energy nor LG&E Energy shall, nor
               -----------------
     shall either of them permit either KU or LG&E, as the case may be, to, amend or propose to amend its respective articles of incorporation, bylaws or regulations, or similar organic documents, except as contemplated herein, as may be required to implement the provisions of Sections 7.13 and
     7.14 or as set forth in Section 6.1(d) of the KU Energy Disclosure Schedule or LG&E Energy Disclosure Schedule.

          (e)  No Acquisitions.  Except as set forth in Section 6.1(e) of the KU
               ---------------
     Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, other than (i) acquisitions by KU Energy and its Direct Subsidiaries not in excess of $300 million, singularly or in the aggregate and (ii) acquisitions by LG&E Energy and its Direct Subsidiaries not in excess of $300 million, singularly or in the aggregate, no party shall, nor shall any party permit any of its Direct Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof.

          (f)  Capital Expenditures .  Except as set forth in Section 6.1(f) of
               ---------------------
     the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule or as required by law, or for acquisitions permitted by Section 6.1(e), no party shall, nor shall any party permit any of its Direct Subsidiaries to,
     (i)(x) in the case of KU Energy, make capital expenditures in excess of $50 million over the amount budgeted by KU Energy or its Direct Subsidiaries for capital expenditures as set forth in such Section 6.1(f) of the KU Energy Disclosure Schedule and (y) in the case of LG&E Energy, make capital expenditures in excess of $50 million over the amount budgeted by LG&E Energy or its Direct Subsidiaries for capital expenditures as set forth in such Section 6.1(f) of the LG&E Energy Disclosure Schedule or (ii) enter into written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990.

          (g)  No Dispositions.  Except as set forth in Section 6.1(g) of the KU
               ---------------
     Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, other than (i) dispositions by KU Energy and its Direct Subsidiaries of less than $100 million in book value, singularly or in the aggregate and (ii) dispositions by LG&E Energy and its Direct Subsidiaries of less than $100 million in book value, singularly or in the aggregate, no party shall, nor shall any party permit any of its Direct Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

          (h)  Indebtedness.  Except as contemplated by this Agreement, no party
               ------------
     shall, nor shall any party permit any of its Direct Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) arrangements between such party and its Direct Subsidiaries or among its Direct Subsidiaries; (iii) indebtedness incurred to finance acquisitions permitted by, and subject to the limitations imposed by, Section 6.1(e);
     (iv) additional indebtedness in an amount not to exceed in the aggregate $100 million, in the case of KU Energy and its Direct Subsidiaries, and additional indebtedness in an amount not to exceed in the aggregate $100 million, in the case of LG&E Energy and its Direct Subsidiaries; or (v) in connection with the refunding of existing indebtedness or the refunding of preferred stock of the KU Energy Subsidiaries or the LG&E Energy Subsidiaries as permitted by Sections 6.1(b) or 6.1(c).

          (i)  Compensation, Benefits.  Except as set forth in Section 6.1(i) of
               ----------------------
     the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, as may be required by applicable law, as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Direct Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by such party or any of its Direct Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or any policy to or with any director, officer or other employee of such party or any of its Direct Subsidiaries, except for normal (including incentive) increases or grants or actions in the ordinary course of business consistent with applicable industry practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Direct Subsidiaries or (ii) enter into or amend any LG&E Energy Employment Arrangements or KU Energy Employment Arrangements, respectively, or any other employment, severance or special pay arrangement with respect to the employment or termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with applicable industry practice; provided, however, neither KU Energy nor LG&E Energy shall provide change in control protections to a greater number of its respective employees than the number of participants in KU Energy's Supplemental Security Plan as of January 1, 1997.

          (j)  1935 Act.  Except as set forth in Section 6.1(j) of the KU Energy
               --------
     Disclosure Schedule or LG&E Energy Disclosure Schedule, and except as required or contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, take or fail to take any action which would cause a change in such party's status as an exempt public utility holding company under the 1935 Act.

          (k)  Transmission, Generation.  Except as permitted pursuant to
               ------------------------
     Section 6.1(f) and except as required pursuant to tariffs on file with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in Section 6.1(k) of the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, neither KU Energy nor LG&E Energy shall permit KU or LG&E, as the case may be, to (i) commence construction of any additional generating, transmission or delivery capacity, or gas storage capacity, or (ii) obligate itself to purchase or otherwise acquire any additional generating, transmission or delivery facilities, or gas storage facilities, or to sell or otherwise dispose of, or to share, any generating, transmission or delivery facilities owned by KU or LG&E except as set forth in the budgets of KU Energy and LG&E Energy.

          (l)  Accounting.  Except as set forth in Section 6.1(l) of the KU
               ----------
     Energy Disclosure Schedule or LG&E Energy Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

          (m)  Pooling.  No party shall, nor shall any party permit any of its
               -------
     subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

          (n)  Tax-Free Status.  No party shall, nor shall any party permit any
               ---------------
     of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free reorganization under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

          (o)  Affiliate Transactions.  Except as set forth in Section 6.1(o) of
               ----------------------
     each of the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, enter into any material agreement or arrangement with any of their respective affiliates (other than wholly owned subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (p)  Cooperation, Notification.  Each party shall, and shall cause its
               -------------------------
     Direct Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of KU Energy, a KU Energy Material Adverse Effect or, in the case of LG&E Energy, a LG&E Energy Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its Direct Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

          (q)  Rate Matters.  Each of KU Energy and LG&E Energy shall, and shall
               ------------
     cause KU or LG&E, as the case may be, to discuss with the other any changes in regulated rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting of KU or LG&E, as the case may be, from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and except as set forth in
     Section 6.1(q) of each of the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule neither party nor KU or LG&E will make any filing to change the regulated rates of KU or LG&E, as the case may be, that would have a material adverse effect on the benefits associated with the business combination provided for herein.

          (r)  Third-Party Consents.  KU Energy shall, and shall cause the KU
               --------------------
     Energy Subsidiaries to, use all commercially reasonable efforts to obtain all KU Energy Required Consents. KU Energy shall promptly notify LG&E Energy of any failure or prospective failure to obtain any such consents and, if requested by LG&E Energy, shall provide copies of all KU Energy Required Consents obtained by KU Energy to LG&E Energy. LG&E Energy shall, and shall cause the LG&E Energy Subsidiaries to, use all commercially reasonable efforts to obtain all LG&E Energy Required Consents. LG&E Energy shall promptly notify KU Energy of any failure or prospective failure to obtain any such consents and, if requested by KU Energy, shall provide copies of all LG&E Energy Required Consents obtained by LG&E Energy to KU Energy.

          (s)  No Breach, Etc.  No party shall, nor shall any party permit any
               ---------------
     of its Direct Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, the LG&E Energy Stock Option Agreement or the KU Energy Stock Option Agreement, as the case may be, or in any of its representations and warranties set forth in this Agreement, the LG&E Energy Stock Option Agreement or the KU Energy Stock Option Agreement, as the case may be, being untrue on and as of the Closing Date.

          (t)  Tax Exempt Status.  No party shall, nor shall any party permit
               -----------------
     any Direct Subsidiary to, take any action that would likely jeopardize the qualification of any outstanding revenue bonds of LG&E Energy, KU Energy or of their Direct Subsidiaries which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

          (u)  Transition Management.  As soon as practicable after the date
               ---------------------
     hereof, the parties shall create a special transition management task force (the "Task Force"), the two co-chairmen of which shall be Victor A. Staffieri, or another individual designated by LG&E Energy, and O.M. Goodlett, or another individual designated by KU Energy.

     The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Company after the Effective Time, subject to applicable law. The co-chairmen will have joint decision-making authority regarding the Task Force. Each party will appoint an equal number of representatives to the Task Force, who shall have (subject to the joint direction of the co-chairmen) responsibility for the day-to-day activities and operations of the Task Force.

          (v)  Tax Matters.  Except as set forth in Section 6.1(v) of the KU
               -----------
     Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, except as may be required by applicable law.

          (w)  Discharge of Liabilities.  No party shall, nor shall any party
               ------------------------
     permit any of its Direct Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or, pursuant to Section 6.1(h) or as disclosed in Section 6.1(h) of the LG&E Energy Disclosure Schedule or KU Energy Disclosure Schedule or as part of or pursuant to any settlement of any rate filings before the public utility commission of any state or the FERC pending on the date of this Agreement.

          (x)  Contracts.  No party shall, except in the ordinary course of
               ---------
     business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Direct Subsidiary of such party is a party, or waive, release or assign any material rights or claims.

          (y)  Insurance.  Each party shall, and shall cause its Direct
               ---------
     Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Direct Subsidiaries.

          (z)  Permits.  Each party shall, and shall cause its Direct
               -------
     Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its Direct Subsidiaries operate.

          (aa)  Limitation on Investments in Joint Ventures and Unrestricted
                ------------------------------------------------------------
     Subsidiaries.  From and after the date hereof and except as set forth in
     ------------
     Section 6.1(aa) of the KU Energy Disclosure Schedule or the LG&E Energy Disclosure Schedule, (i) KU Energy will not make, and will not permit any KU Energy Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, any KU Energy Joint Venture or KU Energy Unrestricted Subsidiary in excess of $50 million (which amount shall be in addition to the amounts budgeted for capital expenditures and acquisitions as set forth in Sections 6.1(e) and 6.1(f) of the KU Energy Disclosure Schedule and amounts permitted by Section 6.1(e)); and (ii) LG&E Energy will not make, and will not permit any LG&E Energy Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any, guarantees or other obligations with respect to, any LG&E Energy Joint Venture or LG&E Energy Unrestricted Subsidiary in excess of $50 million (which amount shall be in addition to the amounts budgeted for capital expenditures and acquisitions as set forth in Sections 6.1(e) and 6.1(f) of the LG&E Energy Disclosure Schedule and amounts permitted by
     Section 6.1(e)).


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          Section 7.1  Access to Information.  Upon reasonable notice, each
                       ---------------------
party shall, and shall cause its Direct Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns and environmental or worker health and safety audits, reports, studies and investigations, whether draft or final, relating to the party, its Direct Subsidiaries or any property currently or formerly owned, leased or operated by the party or its Direct Subsidiaries) and, during such period, each party shall, and shall cause its Direct Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Direct Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the Kentucky Public Service Commission and Virginia State Corporation Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall provide access to those premises, documents, reports and information described above of subsidiaries of such party that are not Direct Subsidiaries to the extent such party has or is able to obtain such access. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of October 30, 1996, between KU Energy and LG&E Energy, as it may be amended from time to time (the "Confidentiality Agreement").

          Section 7.2  Joint Proxy Statement and Registration Statement.
                       ------------------------------------------------

          (a)  Preparation and Filing.  The parties will prepare and file with
               ----------------------
the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of LG&E Energy Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process, in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of LG&E Energy Common Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint

Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

          (b)  Letter of KU Energy's Accountants.  KU Energy shall use its best
               ---------------------------------
efforts to cause to be delivered to LG&E Energy a letter of Arthur Andersen LLP dated a date within two business days before the effective date of the Joint Proxy/Registration Statement, and addressed to LG&E Energy, in form and substance reasonably satisfactory to LG&E Energy and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 and proxy statements similar to the Joint Proxy/Registration Statement.

          (c)  Letter of LG&E Energy's Accountants.  LG&E Energy shall use its
               -----------------------------------
best efforts to cause to be delivered to KU Energy a letter of Arthur Anderson LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to KU Energy, in form and substance reasonably satisfactory to KU Energy and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 and proxy statements similar to the Joint Proxy/Registration Statement.

          (d)  Fairness Opinions.  It shall be a condition to the mailing of the
               -----------------
Joint Proxy/Registration Statement to the shareholders of KU Energy and LG&E Energy that (i) KU Energy shall have received an opinion from Goldman, Sachs & Co., dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Exchange Ratio is fair to the holders of KU Energy Common Stock and (ii) LG&E Energy shall have received an opinion from The Blackstone Group L.P., dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to the holders of LG&E Energy Common Stock.

          Section 7.3  Regulatory Matters.
                       ------------------

          (a)  HSR Filings.  Each party hereto shall file or cause to be filed
               -----------
with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby and will respond promptly to any requests for additional information made by either of such agencies.

          (b)  Other Regulatory Approvals.  Each party hereto shall cooperate
               --------------------------
and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals, waivers and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the KU Energy Required Statutory Approvals and the LG&E Energy Required Statutory Approvals. LG&E Energy shall have the right to review and approve in advance all characterizations of the information relating to LG&E Energy, on the one hand, and KU Energy shall have the right to review and approve in advance all characterizations of the information relating to KU Energy, on the other hand, in either case which appear in any filing made in connection with the LG&E Energy Required Statutory Approvals and the KU Energy Required Statutory Approvals sought in connection with this Agreement, the LG&E Energy Stock Option Agreement or the KU Energy Stock Option Agreement. LG&E Energy and KU Energy shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals, waivers and authorizations of Governmental Authorities.

          Section 7.4  Shareholder Approval.
                       --------------------

          (a)  Approval of LG&E Energy Shareholders.  Subject to the provisions
               ------------------------------------
of Section 7.4(c) and Section 7.4(d), LG&E Energy shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "LG&E Energy Meeting") for the purpose of securing the LG&E Energy Shareholders' Approval,
(ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its amended and restated articles of incorporation and by laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with KU Energy with respect to each of the foregoing matters.

          (b)  Approval of KU Energy Shareholders.  Subject to the provisions of
               ----------------------------------
Section 7.4(c) and Section 7.4(d), KU Energy shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "KU Energy Meeting") for the purpose of securing the KU Energy Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its amended and restated articles of incorporation and bylaws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with LG&E Energy with respect to each of the foregoing matters.

          (c)  Meeting Date.  The LG&E Energy Meeting for the purpose of
               ------------
securing the LG&E Energy Shareholders' Approval and the KU Energy Meeting for the purpose of securing the KU Energy Shareholders' Approval shall be held on such dates as KU Energy and LG&E Energy shall mutually determine.

          (d)  Fairness Opinions Not Withdrawn.  It shall be a condition to the
               -------------------------------
obligation of LG&E Energy to hold the LG&E Energy Meeting that the opinion of The Blackstone Group L.P., referred to in Section 7.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of KU Energy to hold the KU Energy Meeting that the opinion of Goldman, Sachs & Co., referred to in
Section 7.2(d), shall not have been withdrawn.

          Section 7.5  Directors' and Officers' Indemnification.
                       ----------------------------------------

          (a)  Indemnification.  To the extent, if any, not provided by an
               ---------------
existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto and their respective subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party or its subsidiary ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Company will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 7.5(a) in connection with any such action.

          (b)  Insurance.  For a period of six years after the Effective Time,
               ---------
the Company shall cause to be maintained in effect either the policies of directors' and officers' liability insurance maintained by KU Energy or LG&E Energy, depending on which such policies offer the most favorable coverage, for the benefit of those persons who are currently covered by such policies; provided, however, that the Company shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by KU Energy and LG&E Energy for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Company, for a cost not exceeding such amount.

          (c)  Successors.  In the event the Company or any of its successors or
               ----------
assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

          (d)  Survival of Indemnification.  To the fullest extent not
               ---------------------------
prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of KU Energy and its subsidiaries or LG&E Energy and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that in the event any claim or claims are asserted or made within such six-year period, all such rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

          (e)  Benefit.  The provisions of this Section 7.5 are intended to be
               -------
for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

          Section 7.6  Disclosure Schedules.  On the date hereof, (i) LG&E
                       --------------------
Energy has delivered to KU Energy a schedule (the "LG&E Energy Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of LG&E Energy stating the LG&E Energy Disclosure Schedule is being delivered pursuant to this Section 7.6(i) and (ii) KU Energy has delivered to LG&E Energy a schedule (the "KU Energy Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of KU Energy stating the KU Energy Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The KU Energy Disclosure Schedule and the LG&E Energy Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

          Section 7.7  Public Announcements.  Subject to each party's disclosure
                       --------------------
obligations imposed by law or any applicable national securities exchange, (a) KU Energy and LG&E Energy will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without providing the other party the opportunity to review and comment upon such announcement or statement, and (b) the initial press release or releases of LG&E Energy and KU Energy announcing the execution of this Agreement shall each be approved by the other party hereto prior to their issuance.

          Section 7.8  Rule 145 Affiliates.  Within 30 days after the date of
                       -------------------
this Agreement, KU Energy shall identify in a letter to LG&E Energy, and LG&E Energy shall identify in a letter to KU Energy all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of KU Energy and LG&E Energy, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of KU Energy and LG&E Energy shall use all reasonable efforts to cause their respective affiliates

(including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C-1 (in the case of KU Energy's affiliates) or Exhibit C-2 (in the case of LG&E Energy's affiliates) (each, an "Affiliate Agreement").

          Section 7.9  Employee Agreements and Workforce Matters.
                       -----------------------------------------

          (a)  Certain Employee Agreements.  Subject to Section 7.10, Section
               ---------------------------
7.14 and Section 7.15, the Company and its subsidiaries shall honor and perform, without modification, all contracts, agreements, collective bargaining agreements and commitments of KU Energy or LG&E Energy prior to the date hereof (or as established or amended in accordance with or permitted by this Agreement), including, but not limited to the KU Energy Plans, the KU Energy Employment Arrangements, the LG&E Energy Plans and the LG&E Energy Employment Arrangements, which apply to any current or former employee, or current or former director of the parties hereto or any of their subsidiaries; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

          (b)  Workforce Matters.  Subject to applicable collective bargaining
               -----------------
agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Company and its subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with KU Energy or its subsidiaries or LG&E Energy or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

          Section 7.10  Employee Benefit Plans.  Each of the LG&E Energy Plans
                        ----------------------
and KU Energy Plans and LG&E Energy Employment Arrangements and KU Energy Employment Arrangements, in effect on the date hereof (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect, except as provided in Section 7.11 with respect to the employees, former employees, directors or former directors of LG&E Energy and any of its subsidiaries and of KU Energy and any of its subsidiaries, respectively, who are covered by such plans or arrangements immediately prior to the Effective Time until the Company determines otherwise on or after the Effective Time and the Company shall assume as of the Effective Time each KU Energy Plan or KU Energy Employment Arrangement maintained by KU Energy immediately prior to the Effective Time and perform such plan or arrangement in the same manner and to the same extent that KU Energy would be required to perform thereunder; provided, however, that nothing herein contained, other than
                    --------  -------
the provisions of Section 6.1(i), shall limit any reserved right contained in
                  --------------
any such LG&E Energy Benefit Plan or LG&E Energy Employment Arrangement or KU Energy Benefit Plan or KU Energy Employment Arrangement to amend, modify, suspend, revoke or terminate any such plan or arrangement. Without limiting the foregoing, each participant in any LG&E Energy Benefit Plan or KU Energy Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes) under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; provided, however, that such crediting of service
                             --------  -------
shall not operate to cause any such plan or arrangement to fail to comply with the applicable provisions of the Code and ERISA. LG&E Energy and KU Energy will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of the Company and its subsidiaries from and after the Effective Time. However, no provision contained in this Section 7.10
                                                                   ------------
shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time, with or without cause.

          Section 7.11  Stock Option and Other Stock Plans.  With respect to
                        ----------------------------------
each employee benefit plan, program or arrangement under which KU Energy Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each, a "Stock Plan"), (i) LG&E Energy and KU
                                        ----------
Energy shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance or purchase in the open market only of Company Common Stock rather than KU Energy Common Stock and otherwise to amend such Stock Plans to reflect this Agreement and the Merger, and (ii) the Company shall (w) take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or, to the extent the Company deems it desirable, to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act, (x) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan, (y) as soon as practicable after the Effective Time, file one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be and (z) cause such shares of Company Common Stock subject to such Stock Plan to be listed for trading on the NYSE. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under (S) 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act. Unless otherwise agreed to by the parties, each of LG&E Energy and KU Energy shall use its best efforts to obtain any shareholder approvals that may be necessary for the deduction of any compensation payable under any Stock Plan or other compensation arrangement.

          Section 7.12  No Solicitations.  Each party hereto shall not, and
                        ----------------
shall cause its Direct Subsidiaries not to, and shall not permit any of its Representatives or subsidiaries that are not Direct Subsidiaries to directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined below), or, in the event of an unsolicited Business Combination Proposal, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal; provided, however, that notwithstanding any other provision hereof LG&E Energy or KU Energy may (i) at any time prior to the time at which the LG&E Energy Shareholders' Approval, in the case of LG&E Energy, or the KU Energy Shareholders' Approval, in the case of KU Energy, has been obtained, engage in discussions or negotiations with a third party and may furnish such third party information concerning itself and its business, properties and assets if, and only to the extent that, (A)(x) such third party shall first have made an unsolicited Business Combination Proposal to LG&E Energy or KU Energy, respectively, and (y) the Board of Directors of LG&E Energy or KU Energy, as the case may be, shall have determined in good faith, based upon the written advice of outside counsel, that such action is required by its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into negotiations with such third party, LG&E Energy or KU Energy, as the case may be, (x) provides prompt notice to LG&E Energy or KU Energy, as the case may be, to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such third party than the terms contained in the Confidentiality Agreement and
(ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five day's advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal. As used in this Section 7.12, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material Direct Subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

          Section 7.13  Company and Subsidiary Board of Directors.
                        -----------------------------------------

          (a) At the Effective Time, the Board of Directors of LG&E Energy shall be expanded and reconstituted to include fifteen directors, eight of whom shall be selected by LG&E Energy prior to the Effective Time and seven of whom shall be selected by KU Energy prior to the Effective Time and each of whom, in each such case, shall be designated to serve among the existing classes of the Company's directors as equally as possible.

          (b) Immediately following the Effective Time, there shall be only four committees of the Board of Directors of the Company: an Audit Committee, a Nominating and Governance Committee, a Compensation Committee and a Long Range Planning Committee. The Chairmen of the Audit and Compensation Committees shall be designated by LG&E Energy prior to the Effective Time and the Chairmen of the Nominating and Governance Committee and the Long Range Planning Committee shall be designated by KU Energy prior to the Effective Time. At the Effective Time, the Audit Committee shall consist of ten members, five of whom shall be designated by LG&E Energy prior to the Effective Time and five of whom shall be designated by KU Energy prior to the Effective Time. At the Effective Time, the Nominating and Governance Committee shall consist of eight members, four of whom shall be designated by LG&E Energy prior to the Effective Time and four of whom shall be designated by KU Energy prior to the Effective Time. At the Effective Time, the Compensation Committee shall consist of seven members, four of whom shall be designated by LG&E Energy prior to the Effective Time and three of whom shall be designated by KU Energy prior to the Effective Time. At the Effective Time, the Long Range Planning Committee shall consist of nine members, five of whom shall be designated by LG&E Energy prior to the Effective Time and four of whom shall be designated by KU Energy prior to the Effective Time. From and after the Effective Time, no other committees of the Board of Directors of the Company shall be established, except for such special or other committees as the Board of Directors of the Company may deem advisable to establish from time to time.

          (c) At the Effective Time, (i) the Board of Directors of LG&E shall be expanded and reconstituted to consist of those persons serving on the Board of Directors of LG&E immediately prior to the Effective Time and those persons selected by KU Energy to serve on the Board of Directors of the Company pursuant to Section 7.13(a) and (ii) the Board of Directors of KU shall consist of those persons serving on the Board of Directors of KU immediately prior to the Effective Time and those persons selected by LG&E Energy to serve on the Board of Directors of the Company pursuant to Section 7.13(a). All persons serving on the Board of Directors of LG&E or KU immediately after the Effective Time shall serve on such Board of Directors until expiration of their term of election or their resignation or removal.

          Section 7.14  Company Officers.  At the Effective Time, Roger W. Hale
                        ----------------
shall be the Chairman of the Board and Chief Executive Officer of the Company and each of KU and LG&E pursuant to an Employment Agreement dated the date hereof between Roger W. Hale and LG&E Energy, attached hereto as Exhibit D and Michael R. Whitley shall be the Vice Chairman of the Board of Directors and President and Chief Operating Officer of the Company and Vice Chairman and Chief Operating Officer of each of KU and LG&E, pursuant to an Employment Agreement dated the date hereof between Michael R. Whitley and KU Energy (as predecessor to LG&E Energy) attached hereto as Exhibit E.

          Section 7.15  Post-Merger Operations.  KU Energy and LG&E Energy
                        ----------------------
contemplate that the Company shall conduct its operations in accordance with the following:

          (a)  Corporate Presence.  The principal corporate office of the
               ------------------
     Company and LG&E shall be located in Louisville, Kentucky; and KU shall maintain its corporate headquarters in Lexington, Kentucky and a substantial presence throughout its service territory in order to conduct the state-wide operations of KU.

          (b)  Utility Subsidiaries.  KU shall continue its separate corporate
               --------------------
     existence, operating under the name "KU Utilities Company" and LG&E shall continue its separate corporate existence, operating under the name "Louisville Gas and Electric Company".

          (c)  Charities.  After the Effective Time, the Company shall provide
               ---------
     charitable contributions and community support within the service areas of LG&E and KU at levels substantially comparable to the levels of charitable contributions and community support provided by the parties and their respective subsidiaries within such service areas within the two-year period immediately prior to the Effective Time.

          (d)  Company Name.  The Company's name shall be LG&E Energy Corp.
               ------------

          Section 7.16  Expenses.  Subject to Section 9.3, all costs and
                        --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by KU Energy and LG&E Energy.

          Section 7.17  Further Assurances.  Each party will, and will cause its
                        ------------------
Direct Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
Section 8.1(e), Section 8.2(e), and Section 8.3(e). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the KU Energy Required Consents, KU Energy Required Statutory Approvals, LG&E Energy Required Consents or LG&E Energy Required Statutory Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for KU Energy and LG&E Energy the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third-party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

          Section 7.18  Charter and Bylaw Amendments.  Prior to the mailing of
                        ----------------------------
the Joint Proxy Statement/Prospectus, LG&E Energy and KU Energy shall take all actions necessary so that (i) at or prior to the Effective Time, the articles of incorporation of LG&E Energy shall be amended to increase the number of authorized shares of LG&E Energy Common Stock to 300 million shares and increase the number of authorized shares of Series A Preferred Stock to 2 million shares and (ii) at or prior to the Effective Time, the bylaws of LG&E Energy shall be amended and restated so that, at the Effective Time, such bylaws shall read in their entirety substantially in the form attached hereto as Exhibit F.


                                 ARTICLE VIII

                                  CONDITIONS

          Section 8.1  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

          (a)  Shareholder Approvals.  The LG&E Energy Shareholders' Approval
               ---------------------
     and the KU Energy Shareholders' Approval shall have been obtained.

          (b)  No Injunction.  No temporary restraining order or preliminary or
               -------------
     permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (c)  Registration Statement.  The Registration Statement shall have
               ----------------------
     become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d)  Listing of Shares.  The shares of LG&E Energy Common Stock
               -----------------
     issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

          (e)  Statutory Approvals. The KU Energy Required Statutory Approvals
               -------------------
     and the LG&E Energy Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below), and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or would be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of LG&E or KU or the Company and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (f)  Pooling.  Each of KU Energy and LG&E Energy shall have received a
               -------
     letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to KU Energy and LG&E Energy, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

          (g)  Dissenters' Rights.  The number of KU Energy Dissenting Shares
               ------------------
     shall not constitute more than 10% of the number of issued and outstanding shares of KU Energy Common Stock and the number of LG&E Energy Dissenting Shares shall not constitute more than 10% of the number of issued and outstanding shares of LG&E Energy Common Stock.

          Section 8.2  Conditions to Obligation of LG&E Energy to Effect the
                       -----------------------------------------------------
Merger.  The obligation of LG&E Energy to effect the Merger shall be further
------
subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by LG&E Energy in writing pursuant to
Section 9.5:

          (a)  Performance of Obligations of KU Energy.  KU Energy (and/or its
               ---------------------------------------
     appropriate subsidiaries) shall have performed its agreements and covenants contained in Sections 6.1(b) and 6.1(c) and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the KU Energy Stock Option Agreement required to be performed by it at or prior to the Effective Time.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of KU Energy set forth in this Agreement and the KU Energy Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a KU Energy Material Adverse Effect.

          (c)  Closing Certificates.  LG&E Energy shall have received a
               --------------------
     certificate signed by the chief financial officer of KU Energy, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

          (d)  KU Energy Material Adverse Effect.  No KU Energy Material Adverse
               ---------------------------------
     Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a KU Energy Material Adverse Effect.

          (e)  KU Energy Required Consents.  The KU Energy Required Consents the
               ---------------------------
     failure of which to obtain would have a KU Energy Material Adverse Effect shall have been obtained.

          (f)  Affiliate Agreements.  The Company shall have received Affiliate
               --------------------
     Agreements, duly executed by each "affiliate" of KU Energy, substantially in the form of Exhibit C-1, as provided in Section 7.8.

          (g)  Tax Opinion.  LG&E Energy shall have received an opinion of
               -----------
     Simpson Thacher & Bartlett satisfactory in form and substance to LG&E Energy, dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

          (h)  No Trigger of KU Energy Rights.  No event shall have occurred
               ------------------------------
     that has or would result in the triggering of any right or entitlement of KU Energy shareholders under the KU Energy Rights Agreement, including a "Distribution Date", "Triggering Event" "Flip-in Event" or "Flip-over Event" (as such terms are defined in the KU Energy Rights Agreement), or will occur as a result of the consummation of the Merger, which has or would have or be reasonably likely to result in a KU Energy Material Adverse Effect or materially change the number of outstanding equity securities of KU Energy or the Company, and the KU Energy Rights shall not have become nonredeemable by any action of the KU Energy Board of Directors.

          Section 8.3  Conditions to Obligation of KU Energy to Effect the
                       ---------------------------------------------------
Merger.  The obligation of KU Energy to effect the Merger shall be further
------
subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by KU Energy in writing pursuant to Section 9.5:

          (a)  Performance of Obligations of LG&E Energy.  LG&E Energy (and/or
               -----------------------------------------
     its appropriate subsidiaries) shall have performed its agreements and covenants contained in Sections 6.1(b) and 6.1(c) and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the LG&E Energy Stock Option Agreement required to be performed at or prior to the Effective Time.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of LG&E Energy set forth in this Agreement and the LG&E Energy Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a LG&E Energy Material Adverse Effect.

          (c)  Closing Certificates.  KU Energy shall have received a
               --------------------
     certificate signed by the chief financial officer of LG&E Energy, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

          (d)  LG&E Energy Material Adverse Effect.  No LG&E Energy Material
               -----------------------------------
     Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a LG&E Energy Material Adverse Effect.

          (e)  LG&E Energy Required Consents.  The LG&E Energy Required Consents
               -----------------------------
     the failure of which to obtain would have a LG&E Energy Material Adverse Effect shall have been obtained.

          (f)  Affiliate Agreements.  The Company shall have received Affiliate
               --------------------
     Agreements, duly executed by each "affiliate" of LG&E Energy substantially in the form of Exhibit C-2, as provided in Section 7.8.

          (g)  Tax Opinion. KU Energy shall have received an opinion of Jones,
               -----------
     Day, Reavis & Pogue satisfactory in form and substance to KU Energy, dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

          (h)  No Trigger of LG&E Energy Rights.  No event shall have occurred
               --------------------------------
     that has or would result in the triggering of any right or entitlement of LG&E Energy shareholders under the LG&E Energy Rights Agreement, including a "Distribution Date" or "Triggering Event" (as such terms are defined in the LG&E Energy Rights Agreement) or a "Flip-in" or "Flip-over" event as commonly described in such rights plans, or will occur as a result of consummation of the Merger, which has or would have or be reasonably likely to result in a LG&E Energy Material Adverse Effect or materially change the number of outstanding equity securities of LG&E Energy or the Company, and the LG&E Energy Rights shall not have become nonredeemable by any action of the LG&E Energy Board of Directors.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          Section 9.1  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Closing Date, whether before or (except as otherwise set forth below) after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of the Boards of Directors of KU Energy and LG&E Energy;

          (b) by either LG&E Energy or KU Energy, by written notice to the other party, if the Effective Time shall not have occurred on or before the second anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this
     Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(e) and/or 8.3(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the thirty month anniversary of the date hereof;

          (c) by either LG&E Energy or KU Energy, by written notice to the other party, if the LG&E Energy Shareholders'

     Approval shall not have been obtained at a duly held LG&E Energy Meeting, including any adjournments thereof, or the KU Energy Shareholders' Approval shall not have been obtained at a duly held KU Energy Meeting, including any adjournments thereof;

          (d) by either LG&E Energy or KU Energy, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written advice of outside counsel for such party, of prohibiting the Merger, or by either LG&E Energy or KU Energy if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

          (e) by LG&E Energy, at any time prior to the time at which the LG&E Energy Shareholders' Approval has been obtained, upon five days' prior notice to KU Energy, if, as a result of a tender offer by a party other than KU Energy or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than KU Energy or any of its affiliates, the Board of Directors of LG&E Energy determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of LG&E Energy shall have received the written advice of outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by KU Energy in negotiations entered into pursuant to clause
     (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, LG&E Energy shall, and shall cause its respective financial and legal advisors to, negotiate with KU Energy to make such adjustments in the terms and conditions of this Agreement as would enable LG&E Energy to proceed with the transactions contemplated herein on such adjusted terms; provided further that, notwithstanding anything in this Section 9.1(e) to the contrary, LG&E Energy and KU Energy intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of a Business Combination proposal, it being acknowledged and agreed that any such proposal would interfere with the strategic advantages and benefits that LG&E Energy and KU Energy expect to derive from this Agreement and the transactions contemplated hereby;

          (f) by KU Energy, at any time prior to the time at which the KU Energy Shareholders' Approval has been obtained, upon five days' prior notice to LG&E Energy, if, as a result of a tender offer by a party other than LG&E Energy or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than LG&E Energy or any of its affiliates, the Board of Directors of KU Energy determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of KU Energy shall have received the written advice of outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by LG&E Energy in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, KU Energy shall, and shall cause its respective financial and legal advisors to, negotiate with LG&E Energy to make such adjustments in the terms and conditions of this Agreement as would enable KU Energy to proceed with the transactions contemplated herein on such adjusted terms; provided further that, notwithstanding anything in this Section 9.1(f) to the contrary, LG&E Energy and KU Energy intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of a Business Combination proposal, it being acknowledged and agreed that any such proposal would interfere with the strategic advantages and benefits that LG&E Energy and KU Energy expect to derive from this Agreement and the transactions contemplated hereby;

          (g) by KU Energy, by written notice to LG&E Energy, if (i) there exist inaccuracies of the representations and warranties of LG&E Energy made herein as of the date hereof which inaccuracies, individually or in the aggregate, would or would be reasonably likely to result in a LG&E Energy Material Adverse Effect, and such inaccuracies shall not have been remedied within 20 days after receipt by LG&E Energy of notice in writing from KU Energy, specifying the nature of such inaccuracies and requesting that they be remedied, (ii) LG&E Energy (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the LG&E Energy Stock Option Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by LG&E Energy of notice in writing from KU Energy, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of LG&E Energy or any committee thereof (A) shall withdraw or modify in any manner adverse to KU Energy its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon KU Energy's request, (C) shall approve or recommend any acquisition of LG&E Energy or a material portion of its assets or any tender offer for shares of capital stock of LG&E Energy, in each case, by a party other than KU Energy or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C);

          (h) by LG&E Energy, by written notice to KU Energy, if (i) there exist material inaccuracies of the representations and warranties of KU Energy made herein as of the date hereof, which inaccuracies, individually or in the aggregate, would or would be reasonably likely to result in a KU Energy Material Adverse Effect, and such inaccuracies shall not have been remedied within 20 days after receipt by KU Energy of notice in writing from LG&E Energy, specifying the nature of such inaccuracies and requesting that they be remedied, (ii) KU Energy (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the KU Energy Stock Option Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by KU Energy of notice in writing from LG&E Energy, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of KU Energy or any committee thereof (A) shall withdraw or modify in any manner adverse to LG&E Energy its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon LG&E Energy's request, (C) shall approve or recommend any acquisition of KU Energy or a material portion of its assets or any tender offer for the shares of capital stock of KU Energy, in each case by a party other than LG&E Energy or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); or

          (i) by either LG&E Energy or KU Energy, by written notice to the other party, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of such other party or (B) individuals who as of the date hereof constitute the board of directors of such other party (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors of such party then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such party then in office.

          Section 9.2  Effect of Termination.  Subject to Section 10.1(b), in
                       ---------------------
the event of termination of this Agreement by either KU Energy or LG&E Energy pursuant to Section 9.1 there shall be no liability on the part of either KU Energy or LG&E Energy or their respective officers or directors hereunder, except that Section 7.16 and Section 9.3, the agreement contained in the last sentence of Section 7.1, Section 10.2, Section 10.4 and Section 10.8 shall survive the termination.

          Section 9.3  Termination Fee; Expenses.
                       -------------------------

          (a)  Termination Fee upon Breach or Withdrawal of Approval.  If this
               -----------------------------------------------------
Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $10 million; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third-party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party an additional fee equal to $50 million in cash; provided that in no event shall the additional termination fee provided for in Section 9.3(b) be payable if the additional fee referred to in this Section 9.3(a)(ii) has been paid.

          (b)  Additional Termination Fee.  (i) If (A) this Agreement (w) is
               --------------------------
terminated by LG&E Energy pursuant to Section 9.1(e), (x) is terminated by KU Energy pursuant to Section 9.1(g)(iii), (y) is terminated pursuant to Section 9.1(c) following a failure of the shareholders of LG&E Energy to grant the necessary approvals described in Section 5.13 (provided that the shareholders of KU Energy shall not also have failed to grant the necessary approvals described in Section 4.13) or (z) is terminated as a result of LG&E Energy's material breach of Section 7.4, and (B) at the time of such termination or prior to the meeting of LG&E Energy's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, LG&E Energy or any of its affiliates which at the time of such termination or of the meeting of LG&E Energy's shareholders shall not have been (1) rejected by LG&E Energy and its board of directors and
(2) withdrawn by the third-party, and (C) within two and one-half years of any such termination described in clause (A) above, LG&E Energy or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "LG&E Energy Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such LG&E Energy Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such LG&E Energy Target Party becoming such a subsidiary or of such Business Combination, will pay to KU Energy a termination fee equal to $50 million in cash plus the out-of-pocket fees and expenses incurred by KU Energy (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement).

          (ii) If (A) this Agreement (w) is terminated by KU Energy pursuant to
Section 9.1(f), (x) is terminated by LG&E Energy pursuant to Section 9.1(h)(iii), (y) is terminated pursuant to Section 9.1(c) following a failure of the shareholders of KU Energy to grant the necessary approvals described in
Section 4.13 (provided that the shareholders of LG&E Energy shall not also have failed to grant the necessary approvals described in Section 5.13) or (z) is terminated as a result of KU Energy's material breach of Section 7.4, and (B) at the time of such termination or prior to the meeting of KU Energy's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, KU Energy or any of its affiliates which at the time of such termination or of the meeting of KU Energy's shareholders shall not have been (1) rejected by KU Energy and its board of directors and (2) withdrawn by the third-party, and (C) within two and one-half years of any such termination described in clause (A) above, KU Energy or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "KU Energy Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such KU Energy Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such KU Energy Target Party becoming such a subsidiary or of such Business Combination, will pay to LG&E Energy a termination fee equal to $50 million in cash plus the out-of-pocket fees and expenses incurred by LG&E Energy (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement).

          (c)  Expenses.  The parties agree that the agreements contained in
               --------
this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. (or its successor) from the date such fee was required to be paid.

          (d)  Limitation of Termination Fees.  Notwithstanding anything herein
               ------------------------------
to the contrary, the aggregate amount payable to LG&E Energy and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the KU Energy Stock Option Agreement shall not exceed $70 million and the aggregate amount payable to KU Energy and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the LG&E Energy Stock Option Agreement shall not exceed $70 million (including, in each case, reimbursement for fees and expenses payable pursuant to this Section 9.3). For purposes of this Section 9.3(d), the amount payable pursuant to the terms of the KU Energy Stock Option Agreement or the LG&E Energy Stock Option Agreement, as the case may be, shall be the amount paid pursuant to Sections 7(a)(i) and 7(a)(ii) thereof.

          Section 9.4  Amendment.  This Agreement may be amended by the Boards
                       ---------
of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of KU Energy and LG&E Energy and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of KU Energy capital stock or LG&E Energy capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.5  Waiver.  At any time prior to the Effective Time, the
                       ------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

          Section 10.1  Non-Survival; Effect of Representations and Warranties.
                        ------------------------------------------------------
(a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II, Section 6.1(n), Section 7.5, Section 7.9, Section 7.10, Section 7.11, Section 7.13,
Section 7.14, Section 7.15, Section 7.16, Section 7.17 and Section 10.7.

          (b) No party may assert a claim for inaccuracy of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(g)(i) or Section 9.1(h)(i)).

          Section 10.2  Brokers.  KU Energy represents and warrants that, except
                        -------
for Goldman, Sachs & Co. whose fees have been disclosed to LG&E Energy prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KU Energy. LG&E Energy represents and warrants that, except for The Blackstone Group L.P., whose fees have been disclosed to KU Energy prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LG&E Energy.

          Section 10.3  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to KU Energy, to:

                     KU Energy Corporation
                     One Quality Street
                     Lexington, Kentucky  40507
                     Attention:  O.M. Goodlett
                     Telephone:  (606) 367-1104
                     Telecopy:   (606) 367-1199

                     with a copy to:

                     Robert A. Yolles, Esq.
                     Jones, Day, Reavis & Pogue
                     77 West Wacker Drive
                     Chicago, Illinois  60601-1692
                     Telephone:  (312) 269-4145
                     Telecopy:   (312) 782-8585

          (b)  If to LG&E Energy, to:

                    LG&E Energy Corp.
                    220 West Main Street
                    Louisville, Kentucky  40202
                    Attention:  Victor A. Staffieri
                    Telephone:  (502) 627-3912
                    Telecopy:   (502) 627-2155

                    with copies to:

                    Richard I. Beattie, Esq.
                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Telephone:  (212) 455-2635

                    Telecopy:   (212) 455-2502

                    and

                    Gardner, Carton & Douglas
                    Quaker Tower
                    321 North Clark Street, Suite 3400
                    Chicago, Illinois  60610-4795
                    Attention:  Peter D. Clarke, Esq.
                    Telephone:  (312) 245-8685
                    Telecopy:  (312) 644-3381

          Section 10.4  Miscellaneous.  This Agreement (including the documents
                        -------------
and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement (provided that Paragraph 7 of the Confidentiality Agreement is superseded by the terms hereof and shall have no further force or effect); (ii) shall be deemed and construed as, and is intended to be, a "Definitive Agreement" within the meaning of paragraph 10 of the Confidentiality Agreement; (iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky applicable to contracts executed in and to be fully performed in such Commonwealth, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the KBCA.

          Section 10.5  Interpretation.  When a reference is made in this
                        --------------
Agreement to Articles, Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in this Agreement, the antecedent of any personal pronoun shall be deemed to be only the next preceding proper noun or nouns, as appropriate for such pronoun. As used in this Agreement, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

          Section 10.6  Counterparts; Effect.  This Agreement may be executed in
                        --------------------
one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 10.7  Parties in Interest.  This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of LG&E Energy, (a) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by KU Energy pursuant to Section 7.13 shall be entitled during the three year period commencing at the Effective Time (the "Three Year Period") to enforce the provisions of Section 7.9, Section 7.10, Section 7.11, Section 7.14 and Section
7.15 on behalf of the KU Energy officers, directors and employees, as the case may be, and (b) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by LG&E Energy pursuant to
Section 7.13 shall be entitled during the Three Year Period to enforce the provisions of Section 7.9, Section 7.10, Section 7.11, Section 7.14 and Section
7.15 on behalf of the LG&E Energy officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.7.

          Section 10.8  Waiver of Jury Trial and Certain Damages.  Each party to
                        ----------------------------------------
this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) except with respect to Section 9.3, which shall not be limited in any way, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

          Section 10.9  Enforcement.  The parties agree that irreparable damage
                        -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Kentucky or in Kentucky state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Kentucky or any Kentucky state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the Commonwealth of Kentucky.

          IN WITNESS WHEREOF, LG&E Energy Corp. and KU Energy Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                    LG&E ENERGY CORP.

                                    By:     /s/ Roger W. Hale
                                         ----------------------
                                    Name:   Roger W. Hale
Attest:                             Title:  Chairman, President
                                            and Chief Executive
                                            Officer
          /s/ John R. McCall
          ---------------------
          Secretary



                                    KU ENERGY CORPORATION

                                    By:     /s/ Michael R. Whitley
                                         -------------------------
                                    Name:   Michael R. Whitley
Attest:                             Title:  Chairman, President
                                            and Chief Executive
                                            Officer

          /s/ George S. Brooks, II
          ------------------------
          Secretary

                                                                       Exhibit A


                            KU Energy Stock Option
                            Agreement is at
                            Exhibit 99.1 to this
                            Current Report on 8-K

                                                                       Exhibit B



                           LG&E Energy Stock Option
                           Agreement is at
                           Exhibit 99.2 to this
                           Current Report on 8-K

                                                                     EXHIBIT C-1



                   KU ENERGY CORPORATION AFFILIATE AGREEMENT


KU Energy Corporation
One Quality Street
Lexington, Kentucky  40507

LG&E Energy Corp.
220 West Main Street
Louisville, Kentucky  40202


Ladies and Gentlemen:

          I have been advised that as of the date hereof I may be deemed to be an "affiliate" of KU Energy Corporation, a Kentucky corporation ("KU Energy"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of May 20, 1997 (the "Agreement"), between LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), and KU Energy, KU Energy will be merged with and into LG&E Energy (the "Merger").

          As a result of the Merger, I may receive shares of Common Stock, without par value, of LG&E Energy ("LG&E Energy Common Stock") in exchange for shares owned by me of Common Stock, no par value, of KU Energy ("KU Energy Common Stock"). The LG&E Energy Common Stock together with the associated purchase rights (the "LG&E Energy Rights") received in exchange for shares of LG&E Energy Common Stock are referred to herein collectively as the "LG&E Energy Securities".

          I represent, warrant and covenant to LG&E Energy and KU Energy that in the event I receive any LG&E Energy Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the LG&E Energy Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of LG&E Energy Securities, to the extent I felt necessary, with my counsel or counsel for KU Energy.

          C. I have been advised that the issuance of LG&E Energy Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of KU Energy, (a) I may be deemed to have been an affiliate of KU Energy and (b) the distribution by me of the LG&E Energy Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of LG&E Energy Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to LG&E Energy, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that, except as provided in the Agreement in Section 7.11, LG&E Energy is under no obligation to register the sale, transfer or other disposition of the LG&E Energy Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to LG&E Energy's transfer agents with respect to the LG&E Energy Securities and that there will be placed on the certificates for the LG&E Energy Securities issued to me, or any substitutions therefor, a legend stating in substance:

              "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated
          , 199_ between the registered holder hereof and LG&E Energy, a copy of which agreement is on file at the principal offices of LG&E Energy."

          F. I also understand that unless the transfer by me of my LG&E Energy Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, LG&E Energy reserves the right to put the following legend on the certificates issued to my transferee:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legend set forth in paragraph E or F above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to LG&E Energy a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to LG&E Energy, to the effect that such legend is not required for purposes of the Act.

          I further represent to and covenant with LG&E Energy and KU Energy that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of KU Energy or LG&E Energy held by me and that I will not sell, transfer or otherwise dispose of any shares of LG&E Energy Securities received by me in the Merger or other shares of the capital stock of LG&E Energy owned at the Effective Time until after such time as results covering at least 30 days of combined operations of KU Energy and LG&E Energy have been published by LG&E Energy, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

          By its acceptance hereof, LG&E Energy agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any LG&E Energy Securities issued to me in the Merger.

          By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of KU Energy within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                   Very truly yours,



                                   _________________________
                                   Name:


Accepted this     day of
          , 199_, by

KU ENERGY CORPORATION


By:_____________________
     Name:  Michael R. Whitley
     Title: Chairman and Chief
             Executive Officer


LG&E ENERGY CORP.


By:_____________________
     Name:  Roger W. Hale
     Title: Chairman and Chief
             Executive Officer

                                                                     EXHIBIT C-2

                     LG&E ENERGY CORP. AFFILIATE AGREEMENT


LG&E Energy Corp.
220 West Main Street
Louisville, Kentucky 40202

KU Energy Corporation
One Quality Street
Lexington, Kentucky 40507


Ladies and Gentlemen:

          I have been advised that as of the date hereof I may be deemed to be an "affiliate" of LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of May 20, 1997 (the "Agreement"), between LG&E Energy and KU Energy Corporation, a Kentucky corporation ("KU Energy"), KU Energy will be merged with and into LG&E Energy (the "Merger").

          As a result of the Merger, I may receive shares of Common Stock, without par value, of LG&E Energy ("LG&E Energy Common Stock") in exchange for shares owned by me of Common Stock, no par value, of KU Energy ("KU Energy Common Stock"). The LG&E Energy Common Stock together with the associated purchase rights (the "LG&E Energy Rights") received in exchange for shares of LG&E Energy Common Stock are referred to herein collectively as the "LG&E Energy Securities".

          I represent, warrant and covenant to LG&E Energy and KU Energy that in the event I receive any LG&E Energy Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the LG&E Energy Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of LG&E Energy Securities, to the extent I felt necessary, with my counsel or counsel for LG&E Energy.

          C. I have been advised that the issuance of LG&E Energy Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of KU Energy, (a) I may be deemed to have been an affiliate of LG&E Energy and (b) the distribution by me of the LG&E Energy Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of LG&E Energy Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to LG&E Energy, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that, except as provided in the Agreement in Section 7.11, LG&E Energy is under no obligation to register the sale, transfer or other disposition of the LG&E Energy Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to LG&E Energy's transfer agents with respect to the LG&E Energy Securities and that there will be placed on the certificated for the LG&E Energy Securities issued to me, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be
          transferred in accordance with the terms of an agreement dated       ,
          199_ between the registered holder hereof and LG&E Energy, a copy of which agreement is on file at the principal offices of LG&E Energy."

          F. I also understand that unless the transfer by me of my LG&E Energy Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, LG&E Energy reserves the right to put the following legend on the certificates issued to my transferee:

               "The share represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legend set forth in paragraph E or F above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to LG&E Energy a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to LG&E Energy, to the effect that such legend is not required for purposes of the Act.

          I further represent to and covenant with LG&E Energy and KU Energy that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of LG&E Energy or KU Energy held by me and that I will not sell, transfer or otherwise dispose of any shares of LG&E Energy Securities received by me in the Merger or other shares of the capital stock of LG&E Energy owned at the Effective Time until after such time as results covering at least 30 days of combined operations of KU Energy and LG&E Energy have been published by LG&E Energy, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission of Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

          By its acceptance hereof, LG&E Energy agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any LG&E Energy Securities issued to me in the Merger.

          By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of KU Energy within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.


                                             Very truly yours,



                                             _______________________
                                             Name:



Accepted this   day of
             , 199_, by


LG&E ENERGY CORP.



By:____________________________
     Name:  Roger W. Hale
     Title: Chairman and Chief
             Executive Officer



KU ENERGY CORPORATION



By:____________________________
     Name:  Michael R. Whitley
     Title: Chairman and Chief
             Executive Officer

                                                                       EXHIBIT D


                              EMPLOYMENT AGREEMENT

          AGREEMENT, made May 20, 1997, by and between LG&E Energy Corp., a Kentucky corporation (the "Company") and Roger W. Hale ("Executive").

                                    RECITALS
                                    --------

          WHEREAS, LG&E Energy and KU Energy Corporation, a Kentucky corporation ("KU Energy"), have executed a merger agreement (the "Merger Agreement") which contemplates the merger of KU Energy with and into LG&E Energy (the "Merger"), which will become effective at the Effective Time (as defined in the Merger Agreement);

          WHEREAS, in order to induce Executive to serve, on and after the Effective Time, as the Chairman and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of Kentucky Utilities Company and Louisville Gas and Electric Company (the "Utility Subsidiaries"), the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement; and

          WHEREAS, Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth;

          NOW THEREFORE, it is hereby agreed by and between the parties as follows:

          1.  Employment.
              ----------

          1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as its Chairman and Chief Executive Officer and as the Chairman and Chief Executive Officer of the Utility Subsidiaries. Executive shall report directly to the Board of Directors of the Company (the "Board") and the Board of Directors of the Utility Subsidiaries.

          1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the Chairman and Chief Executive Officer of the Company and the Chairman and Chief Executive Officer of the Utility Subsidiaries commencing at the Effective Time, and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Chairman and Chief Executive Officer of the Company and as the Chairman and Chief Executive Officer of the Utility Subsidiaries, as the Board and the Board of Directors of the Utility Subsidiaries shall from time to time delegate to him on such terms and conditions and subject to such restrictions as the Board and such Boards of Directors may reasonably from time to time impose. In addition, the Company shall use its best efforts to secure Executive's election as a director of the Company and Executive agrees to serve in such capacity.

          1.3 Nothing in this Agreement shall preclude Executive from (a) engaging in charitable and community affairs so long as, in the reasonable determination of the Board, such activities do not interfere with his duties and responsibilities hereunder, (b) managing any passive investment made by him in publicly traded equity securities or other property (provided that no such investment may exceed 1% of the equity of any entity, without the prior approval of the Board) or (c) serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity.

          1.4 The Executive will perform his services at the Company's headquarters.

          1.5 As Chairman of the Board, Executive will serve as Chairman and preside at all annual and special meetings of the stockholders of the Company at which he is present and will serve as Chairman and preside at all regular and special meetings of the Board.

          2.  Term of Employment.  Executive's term of employment under this
              ------------------
Agreement shall commence at the Effective Time and, subject to the terms hereof, shall terminate on the earlier of the fifth anniversary of the Closing Date (the "Termination Date" and the term is the "Initial Term") or (ii) termination of Executive's employment pursuant to this Agreement; provided, however, that this
                                                   --------- -------
Agreement shall be automatically renewed for additional one-year terms at the end of any term unless the Company or Executive provides 3-months prior written notice before the end of the Initial Term or any renewal term (the "Renewal Term")(if the Agreement is so renewed then the Termination Date shall become the date upon which the most recent Renewal Term ends); provided, further, that any
                                                    --------  -------
termination of employment by Executive (other than for death, Permanent Disability or Good Reason) may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 15 days prior written notice to the Company. Any termination of Executive's employment by the Company shall be made by delivery to Executive of a copy of a resolution duly adopted by a majority vote of the entire Board at a meeting of the Board called and held for the purpose (after 30 days prior written notice to Executive and reasonable opportunity for Executive to be heard before the Board prior to such vote), (i) if the termination is for Cause (as defined in Section 6.4), finding that, in the reasonable judgment of such Board, Executive was guilty of conduct constituting Cause and specifying the particulars thereof, or (ii) if the termination is without Cause, terminating Executive's employment.

          3.  Compensation.
              ------------

          3.1  Salary.  The Company shall pay Executive a base salary ("Base
               ------
Salary") of not less than $675,000. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary shall be reviewed by the Compensation Committee of the Board (the "Compensation Committee") as of January 1 of each year during the term of this Agreement and may be increased in the discretion of the Compensation Committee and, as so increased, shall constitute "Base Salary" hereunder (the Compensation Committee shall not be able to decrease the Base Salary).

          3.2  Annual Bonus.  In addition to his Base Salary, Executive shall be
               ------------
eligible to participate in any annual incentive plan or program maintained by the Company in which other senior executives of the Company participate (the "Bonus Plan"). Such participation shall be on terms commensurate with Executive's position and level of responsibility. The Executive's target bonus under the Bonus Plan shall be not less than 60% of the Base Salary. Except as set forth in the preceding sentence, nothing in this Section 3.2 will guarantee to the Executive any specific amount of incentive compensation, or prevent the Compensation Committee from establishing performance goals and compensation targets applicable only to the Executive.

          3.3  Compensation Plans and Programs.  Executive shall be eligible to
               -------------------------------
participate in any compensation plan or program maintained by the Company (e.g., long-term incentive and stock option plans) in which other senior executives of the Company participate on terms commensurate with his position and level of responsibility. Executive's participation in the Company's long-term incentive program will be at an annual level of not less than 110% of the Base Salary. Such long-term compensation shall be in the following form: two-thirds of the long-term incentives shall consist of long-term performance units/shares, and one-third shall consist of non-qualified stock options with an exercise price equal to not more than the market value as of the date of the grant. The number of the performance units/shares shall be determined by dividing the long-term incentive compensation to be delivered in performance units/shares (not less than 73.33% of the Base Salary) by an amount equal to the fair market value of a share of the Company's common stock as of the date of the grant of the performance units/shares adjusted by discounting to reflect future payment at the end of the performance period based on the methodology recommended by the Company's independent outside compensation consultant for use under the Company's long-term incentive program. The number of shares subject to the options shall be determined by dividing the long-term incentive compensation to be delivered in options (not less than 36.67% of the Base Salary) by the estimated then current value of an option using the modified Black-Scholes Option Pricing methodology used under the Company's long-term incentive program as recommended by the Company's independent outside compensation consultant. Except as set forth above, nothing in this Section 3.3 will guarantee to the Executive any specific level or amount of long-term incentive compensation, or prevent the Compensation Committee from establishing performance goals and compensation targets applicable only to the Executive.

          3.4  Other Compensation.  Nothing in this Section 3 will preclude the
               ------------------
Compensation Committee from authorizing such additional compensation to the Executive, in cash or in property, as the Compensation Committee may determine in its sole discretion to be appropriate.

          4.  Employee Benefits.
              -----------------

          4.1  Employee Benefit Programs, Plans and Practices.  The Company
               ----------------------------------------------
shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions and level of responsibility in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which the Company makes available to its senior executives; provided, however, that the amount of
                                    --------  -------
Executive's term life insurance (the "Life Insurance") shall be not less than $2,000,000, the premiums for such insurance shall be paid by the Company until Executive reaches age 75 regardless of Executive's employment status, and the amount of any long term disability coverage shall be no less favorable than what Executive received from LG&E Energy immediately prior to the Effective Time.
The Company shall also pay Executive an additional payment such that, after payment by Executive of all taxes imposed as a result of the life insurance benefit, the Executive retains an amount equal to the taxes imposed upon the Executive as a result of the life insurance benefit.

          4.2  Vacation and Fringe Benefits.  Executive shall be eligible to
               ----------------------------
participate in the Company's vacation plan. In addition, Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position and level of responsibility with the Company. Executive shall also receive the additional perquisites listed on Exhibit A hereto.

          4.3  Retirement Benefits.
               -------------------

          (a)  Pension Benefits.  The Company shall provide the Executive with a
               ----------------
pension benefit based on his combined service with the Company and his prior employers. The total benefit paid to the Executive from the Company and his Prior Employers (as defined below) shall not be less than a benefit equal to the product of (i) and (ii), reduced by (iii) where --

               (i) shall be the annual average of the Executive's cash compensation for the preceding three years (base salary plus short-term incentive pay);

               (ii) shall be a percent based on service at retirement equivalent to 2 percent for each of the first 20 years of service plus 1.5 percent for each of the next ten years of service plus 1.0 percent for each of any remaining years of service completed prior to age 65; and

               (iii) shall be the Executive's primary Social Security benefit payable at age 65.

          The Company shall provide a benefit to the Executive that shall not be less than the benefit calculated in accordance with the formula described above, less any pension benefits provided to the Executive from the Executive's Prior Employers, whether from qualified plans or SERPs. The Company-provided portion shall be paid, to the maximum extent possible, from the Retirement Income Plan for the Employees of LG&E Energy Who Are Not Members of a Bargaining Unit.

          Subject to the terms of the final paragraph of this Section 4.3, the Executive may elect to commence payment of his pension benefit as early as age
50. If the Executive retires before attaining age 65, the pension benefit shall be reduced in accordance with the following factors to reflect Executive's age at the date his benefits commence.

                    Age             Percentage Payable
                    ---             ------------------
                    62-65           One Hundred Percent
                    61              Ninety-Seven Percent
                    60              Ninety-Four Percent
                    59              Ninety-One Percent
                    58              Eighty-Eight Percent
                    57              Eighty-Five Percent
                    56              Eighty-Two Percent
                    55              Seventy-Nine Percent
                    54              Seventy-Three Percent
                    53              Sixty-Seven Percent
                    52              Sixty-One Percent
                    51              Fifty-Five Percent
                    50              Forty-Nine Percent

          In applying these reductions the net benefit from the Company will be determined first and then those reductions will be applied to the net amount.

          For purposes of this paragraph 4.3, "Prior Employers" shall mean BellSouth Corporation and AT&T Corporation.

          Notwithstanding the above, if Executive resigns for other than Good Reason and elects early retirement prior to age 55, Executive shall not be entitled to receive the prescribed early retirement benefits if Executive shall accept a senior executive position with a publicly-traded company or its subsidiary within one year of his election of early retirement under this
Section 4.3. Should such event occur, Executive shall notify the Company and return any retirement benefits so received. Executive thereafter shall be entitled to receive retirement benefits at age 55, consistent with the reduction factors set forth above, but shall receive no credit for years of service between the time of resignation from the Company and age 55.

          5.  Expenses.  Executive is authorized to incur reasonable expenses in
              --------
carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

          6.  Termination of Employment.
              -------------------------

          6.1  Termination Not for Cause or for Good Reason.  (a)  The Company
               --------------------------------------------
may terminate Executive's employment at any time for any reason, in accordance with the procedures set forth in Section 2 hereof. If Executive's employment is terminated by the Company other than for Cause (as defined in Section 6.4 hereof) and other than as a result of Executive's Permanent Disability (as defined in Section 6.2 hereof) or Retirement (as defined in the Company's qualified pension plans) or if Executive terminates his employment for

Good Reason (as defined in Section 6.1(c) hereof) prior to the Termination Date, Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to a payment (the "Termination Payment") equal to his annual salary and target annual bonus pursuant to the Bonus Plan for, at Executive's option, either (i) two years, or (ii) the remainder of the term then in effect (the greater of (i) or (ii) being the "Continuation Period"), discounted to present value (using the IRS applicable federal rate in effect under section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of termination). Executive shall also be entitled to receive a cash lump sum payment in respect of accrued but unused vacation days (the "Vacation Payment") and to compensation earned but not yet paid (including any deferred bonus payments pursuant to the Bonus Plan) (the "Compensation Payment"), and to continued coverage for the Continuation Period under any employee medical and life insurance plans in accordance with the respective terms thereof. Also, Executive shall receive the target bonus under the Bonus Plan in respect of the fiscal year in which his termination occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until his termination and the denominator of which is 365. In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse. Also, the Company shall cashout any other long term incentive award granted Executive at the target level, pro-rated for Executive's actual period of service and the Continuation Period during the relevant performance periods, discounted to present value using the same methodology as for the Termination Payment, and the Executive shall continue to receive the Life Insurance. The Company shall also provide Executive with the perquisites and benefits provided in Section 4.2 for the Continuation Period and shall provide additional years of service credit equal to the Continuation Period (rounded up to the nearest whole number of years) under the qualified and nonqualified defined benefit retirement plans of the Company in which the Executive participates at the time of termination (including the arrangement provided in Section 4.3 hereof); provided, however,
                                                            --------  -------
that in the case of a qualified defined benefit retirement plan, the present value, discounted in the same manner as the Termination Payment, of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash (the "Qualified Plan Payment"); and provided, further, that
                                                     --------  -------
benefit payments under any nonqualified defined benefit retirement plan will not commence to be paid until the end of the Continuation Period. Furthermore, if any Company payment either pursuant to this Agreement or otherwise is subject to an excise tax pursuant to Section 4999 of the Code (the "Excise Tax"), then the Company shall pay Executive an additional amount (the "Gross-Up Payment") such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Taxes imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the original payment triggering the Excise Tax.

          (b) The Vacation Payment, the Compensation Payment, the Qualified Plan Payment, the Termination Payment and any other payments due Executive pursuant to Section 6(a) shall be paid by the Company to Executive within 20 days after the termination of

Executive's employment by check payable to the order of Executive or by wire transfer to an account specified by Executive.

          (c) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's consent, and other than in connection with a termination of employment by reason of Executive's death, Permanent Disability or Retirement):

          (i) any material breach by the Company of any provision of this Agreement, that is not corrected within 30 days after written notice of such breach;

          (ii) the failure to assume this Agreement by any successor to the Company;

          (iii) the failure to appoint Executive to, or the removal of the Executive from, the position of Chief Executive Officer of the Company or the position of Chairman and Chief Executive Officer of the Utility Subsidiaries;

          (iv) the failure to elect Executive to, or the removal of the Executive from, the Board, the Boards of Directors of the Utility Subsidiaries or the position of Chairman of the Board or Chairman of the Utility Subsidiaries;

          (v) any reduction in the Executive's duties or responsibilities which Executive deems significant without the Executive's written consent; or

          (vi) notification by the Company that this Agreement will not be renewed.

          6.2  Permanent Disability.  If the Executive becomes totally and
               --------------------
permanently disabled (as defined in the Company's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect at the time Executive's disability is incurred) ("Permanent Disability"), the Company or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving:

          (i) 22 weeks after Executive has incurred a Permanent Disability, a benefit equal to: a) 60 percent of the Base Salary, less b) 100% of the Social Security disability benefit and c) any amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof; where such benefit shall continue until the Executive attains age 65;

          (ii) as soon as practicable, the target bonus under the Bonus Plan in respect of the fiscal year in which his termination occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until termination and the denominator of which is 365;

          (iii) as soon as practicable, the Vacation Payment and the Compensation Payment; and

          (iv) as soon as practicable, such payments under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which he is entitled pursuant to the terms of such plans or programs.

In addition, after Executive has incurred a Permanent Disability, he shall continue to receive the Life Insurance and shall be entitled to a payment (the "Disability Payment"), as soon as practicable, equal to his target annual bonus pursuant to the Bonus Plan for, at Executive's option, either (i) two years, or
(ii) the remainder of the term then in effect (the greater of (i) or (ii) being the "Continuation Period"), discounted to present value (using the IRS applicable federal rate in effect under section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of termination). The Company shall also provide additional years of service credit equal to the Continuation Period (rounded up to the nearest whole number of years) under the qualified and nonqualified defined benefit retirement plans of the Company in which the Executive participates at the time of termination (including the arrangement provided in Section 4.3 hereof); provided, however, that in the case of a
                                 --------  -------
qualified defined benefit retirement plan, the present value, discounted in the same manner as the Disability Payment, of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash (the "Qualified Plan Payment") as soon as practicable following Executive's Permanent Disability; and provided, further, that benefit payments under any nonqualified
                --------  -------
defined benefit retirement plan will not commence to be paid until the end of the Continuation Period. In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

          6.3  Death.  In the event of Executive's death during the term of his
               -----
employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

          (i) the target bonus under the Bonus Plan in respect of the fiscal year in which his death occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until his death and the denominator of which is 365;

          (ii) any death benefits provided under the employee benefit programs, plans and practices referred to in Sections 3.3, 4.1 and 4.3, including the Life Insurance, in accordance with their terms; provided, however, that the
                                                     --------  -------
     amounts payable under the long-term incentive compensation plans or programs referred to in Section 3.3 in respect of the fiscal year or performance cycles, as the case may be, in which his death occurs shall not be less than the target bonus or target award for such fiscal year or performance cycles, prorated for the number of days in the fiscal year or each performance cycle until death;

          (iii) the Vacation Payment and the Compensation Payment; and

          (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

          6.4  Voluntary Termination by Executive; Discharge for Cause.  (a)
               -------------------------------------------------------
The Company shall have the right to terminate the employment of Executive for Cause. In the event that Executive's employment is terminated by the Company for Cause, as hereinafter defined, or by Executive other than for Good Reason or other than as a result of the Executive's Permanent Disability or death, prior to the Termination Date, Executive shall be entitled to receive the Compensation Payment and the Vacation Payment. After the termination of Executive's employment under this Section 6.4, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified in this Agreement (other than the Life Insurance, the benefits provided in Section
4.3 or the benefits provided in this Section 6.4), to Executive shall thereupon cease and terminate and Executive's rights to any payments or benefits under any Company plans or programs shall be determined pursuant to the terms of such plans or programs; provided, however, that, except in the event that Executive's
                   --------  -------
employment is terminated by the Company for Cause, the amounts payable to Executive under the Bonus Plan referred to in Section 3.2 and under the long-term incentive compensation plans or programs referred to in Section 3.3 in respect of the fiscal year or performance cycles, as the case may be, in which his termination occurs, shall not be less than the target bonus or target award for such fiscal year or performance cycles, prorated by the number of days in the fiscal year or each performance cycle until termination.

          (b) As used herein, the term "Cause" shall be limited to (i) Executive's conviction by a court of competent jurisdiction for the commission of a felony (other than derivative of an environmental violation) or (ii) Executive's willful and continuous failure, other than by reason of Permanent Disability or death, to perform assigned duties after written notice of such failure.

          6.5  Nonduplication of Benefits.  To the extent, and only to the
               --------------------------
extent, a payment or benefit that is paid or provided under this Section 6 would also be paid or provided under the terms of the applicable plan, program or arrangement, such applicable plan, program or arrangement will be deemed to have been satisfied by the payment made or benefit provided under this Agreement.

          7.  Mitigation of Damages.  Executive shall not be required to
              ---------------------
mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder and no amounts earned by Executive, whether from self-employment, as a common-law employee or otherwise, shall reduce the amount of any Termination Payment otherwise payable to him; provided, however, that the Executive's
                                  --------  -------
coverage under the Company's welfare benefit plans for the Continuation Period as provided in Section 6.1(a) will be reduced to the extent that the

Executive becomes covered under any comparable employee benefit plan made available by another employer and covering the same type of benefits. The Executive will report to the Company any such benefits he actually receives.

          8.   Notices.  All notices or communications hereunder shall be in
               -------
writing, addressed to the Company:

               LG&E Energy Corp.
               220 West Main Street
               Louisville, Kentucky  40202

All notices or communications hereunder to Executive shall be addressed to the Executive at the address listed for Executive in the Company's personnel files or such other address as the Executive may, in writing, choose. Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

          9.  Separability; Legal Fees.  If any provision of this Agreement
              ------------------------
shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall reimburse Executive's legal fees and expenses in connection with any dispute under this Agreement, without regard to which party prevails.


          10.  Assignment.  This contract shall be binding upon and inure to the
               ----------
benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

          11.  Amendment; Waivers.  This Agreement may not be modified, amended,
               ------------------
or terminated except by an instrument in writing, approved by the Company and signed by the Executive and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver
                                          --------  -------
will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

          12.  Beneficiaries; References.  Executive shall be entitled to select
               -------------------------
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

          13.  Survivorship.  The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the provisions of Sections 6 and 17 hereunder shall remain in effect as long as necessary to give effect thereto, notwithstanding the expiration of the term of this Agreement. The provisions of this Section 13 are in addition to the survivorship provisions of any other section of this Agreement.

          14.  Governing Law.  This Agreement shall be construed, interpreted
               -------------
and governed in accordance with the laws of the Commonwealth of Kentucky, without reference to rules relating to conflicts of law.

          15.  Effectiveness; Effect on Prior Agreements.  This Agreement shall
               -----------------------------------------
become effective at the Effective Time and shall have no force or effect prior thereto. At the Effective Time this Agreement shall contain the entire understanding between the parties hereto and supersede in all respects any prior or other agreement or understanding between the Company and Executive other than the Change in Control Agreement dated March 4,1993 (the "CIC Agreement"). In the event that upon a termination of employment, the Executive is entitled to benefits pursuant to both the CIC Agreement and this Agreement, then Executive shall receive the greater of: (i) the benefits provided in this Agreement or
(ii) the benefits provided pursuant to the CIC Agreement. In the event that (i) the Merger Agreement is terminated for any reason prior to the Effective Time or
(ii) the Executive's employment with the Company is terminated prior to the Effective Time, this Agreement shall be null and void.

          16.  Withholding.  The Company shall be entitled to withhold from
               -----------
payment any amount of withholding required by law.

          17.  Post Termination Assistance.  The Executive agrees that after his
               ---------------------------
employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company
                                         --------  -------
agrees to reimburse the Executive on an after-tax basis for any related out-of-pocket expenses, including travel expenses.

          18.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed an original.

          19.  Headings and Section References.  The headings used in this
               -------------------------------
Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

LG&E ENERGY CORP.


By /s/ John R. McCall                 /s/ Roger W. Hale
  ----------------------------        ----------------------
 Name: John R. McCall                     ROGER W. HALE
 Title: Executive Vice President

                                   EXHIBIT A

                             Additional Perquisites
                             ----------------------

(a) a Company provided automobile and all related operating, maintenance and insurance expenses paid by the Company;

(b) Company paid initiation fees and dues at a luncheon club and a country club;

(c) the preparation of Executive's income tax returns by the Company's independent accounting firm;

(d) the Company shall pay reasonable costs incurred for annual financial planning services for the Executive by the independent financial planner of the Executive's choice; and

(e) the Company shall pay the costs of an annual physical exam for Executive by the physician of Executive's choice.

                                                                       Exhibit E


                             EMPLOYMENT AGREEMENT


          AGREEMENT, made May 20, 1997, by and between KU Energy Corporation, a Kentucky corporation (the "Company" or "KU Energy") and Michael R. Whitley ("Executive").

                                   RECITALS
                                   --------

          WHEREAS, Executive is currently serving as Chairman of the Board, President and Chief Executive Officer of the Company;

          WHEREAS, KU Energy and LG&E Energy Corp. ("LG&E Energy") have executed a merger agreement (the "Merger Agreement") which contemplates the merger of KU Energy with and into LG&E Energy (the "Merger"), which will become effective at the Effective Time (as defined in the Merger Agreement);

          WHEREAS, as contemplated by the Merger Agreement, LG&E Energy will be the surviving entity in the Merger and, as such, will succeed to the rights and obligations of the Company hereunder;

          WHEREAS, in order to induce Executive to serve, on and after the Effective Time, as the Vice Chairman of the Board of Directors of LG&E Energy (as the surviving entity in the Merger and as successor to the Company at the Effective Time), the President and Chief Operating Officer of LG&E Energy and the Vice Chairman and Chief Operating Officer of Kentucky Utilities Company and Louisville Gas and Electric Company (each a "Utility Subsidiary"), the Company desires, from and after the Effective Time, to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement; and

          WHEREAS, Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, it is agreed by and between the parties as follows:

          1.   Employment.
               ----------

          1.1 Subject to the terms and conditions of this Agreement, from and after the Effective Time, the Company agrees to employ Executive as its Vice Chairman, President and Chief Operating Officer and to cause each Utility Subsidiary to employ Executive as its Vice Chairman and Chief Operating Officer. Executive shall report to the Chief Executive Officer of the Company and the Chief Executive Officer of each Utility Subsidiary. In addition, the Company shall use its best efforts to secure Executive's election as a director of the Company and shall cause the election of Executive as a director of each Utility Subsidiary; and Executive agrees to serve in such capacities.

          1.2 Subject to the terms and conditions of this Agreement, Executive accepts employment as the Vice Chairman, President and Chief Operating Officer of the Company and as the Vice Chairman and Chief Operating Officer of each Utility Subsidiary commencing at the Effective Time, and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform those duties and exercise those powers as are commensurate with his position as Vice Chairman, President and Chief Operating Officer of the Company and Vice Chairman and Chief Operating Officer of each Utility Subsidiary.

          1.3 Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs or serving as a director or trustee of any other corporation, association or entity or managing any investment made by him, so long as such activities do not significantly interfere with his duties and responsibilities hereunder.

          1.4 Executive will perform his services at LG&E Energy's headquarters, although Executive may remain at KU Energy's existing headquarters for a reasonable period following the Effective Time.

          2.   Term of Employment.  Executive's term of employment under this
               ------------------
Agreement shall commence at the Effective Time and, subject to the terms hereof, shall terminate on the earlier of (i) the fifth anniversary of the Effective Time (the "Termination Date," which date shall be the last day of the "Initial Term") or (ii) termination of Executive's employment pursuant to this Agreement; provided, however, that this Agreement shall be automatically renewed for
--------  -------
additional one-year terms at the end of any term (the Initial Term or any hereinafter described Renewal Term) unless the Company or Executive provides 90 days prior written notice to the contrary before the end of the Initial Term or any renewal term (the "Renewal Term") (if the Agreement is so renewed, then the Termination Date shall become the date upon which the most recent Renewal Term ends); provided, further, that any termination of employment by Executive (other
       --------  -------
than for death, Permanent Disability or Good Reason) may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 15 days prior written notice to the Company. Any termination of Executive's employment by the Company shall be made by delivery to Executive of a copy of a resolution duly adopted by a majority vote of the entire Board of Directors of the Company (the "Board") at a meeting of the Board called and held for the purpose (after 30 days prior written notice to Executive and reasonable opportunity for Executive to be heard before the Board prior to such vote), (i) if the termination is for Cause (as defined in Section 6.4), finding that, in the reasonable judgment of the Board, Executive was guilty of conduct constituting Cause and specifying the particulars thereof or (ii) if the termination is without Cause, terminating Executive's employment.

          3.   Compensation.
               ------------

          3.1  Salary.  The Company shall pay Executive a base salary ("Base
               ------
Salary") at an annual rate of not less than $575,000. Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary may be increased in the discretion of the Compensation Committee of the Board and, as so increased, shall constitute "Base Salary" hereunder. Base Salary shall not be decreased.

          3.2  Annual Bonus.  In addition to his Base Salary, Executive shall be
               ------------
eligible to participate in all annual incentive plans or programs maintained by the Company in which other senior executives of the Company participate (the "Bonus Plan"). Such participation shall be on terms commensurate with Executive's position and level of responsibility. The Executive's target bonus under the Bonus Plan shall be at an annual level of not less than 55% of the Base Salary.

          3.3  Other Compensation Plans and Programs.  Executive shall be
               -------------------------------------
eligible to participate in all other compensation plans or programs maintained by the Company (e.g., long-term incentive and stock option plans) in which other senior executives of the Company participate on terms commensurate with his position and level of responsibility. Executive's participation in the Company's long-term incentive program will be at an annual level of not less than 70% of the Base Salary. Such long-term incentive compensation shall be in the following form: 60% of the long-term incentive compensation shall be delivered in the form of long-term performance units/shares and the remaining 40% of the long-term incentive compensation shall be delivered in the form of non-qualified stock options with an exercise price equal to not more than the market value as of the date of the grant. The number of the performance units/shares shall be determined by dividing the long-term incentive compensation to be delivered in performance unit/shares (not less than 42% of Base Salary) by an amount equal to the fair market value of a share of the Company's common stock as of the date of grant of the performance unit/shares adjusted by discounting to reflect future payment at the end of the performance period based on the methodology recommended by the Company's independent outside compensation consultant for use under the Company's long-term incentive program. The number of shares subject to options will be determined by dividing the long-term incentive compensation to be delivered in options (not less than 28% of the Base Salary) by the estimated then current value of an option using the modified Black-Scholes Option Pricing methodology used under the Company's long-term incentive program as recommended by the Company's independent outside compensation consultant. Except as set forth above, nothing in this Section 3.3 will guarantee to Executive any specific level or amount of long-term incentive compensation, or prevent the Compensation Committee of the Board from establishing performance goals and compensation targets applicable only to Executive.

          3.4  Relocation Expenses.  Within a reasonable period following the
               -------------------
Effective Time, Executive will relocate to the general area of the Company's headquarters. The Company (i) will reimburse Executive for all of his relocation costs, (ii) will assure that Executive suffers no financial loss on the sale of Executive's existing residence (including the value of loss of tax deferrals that may occur if Executive does not reinvest all of the proceeds of the sale of such residence in accordance with the provisions of
Section 1034 of the Internal Revenue Code of 1986, as amended (the "Code")), and
(iii) will pay Executive a gross-up payment for the additional income and employment taxes payable by the Executive as a result of payments under this
Section 3.4.

          4.   Employment Benefits.
               -------------------

          4.1  Employee Benefit Programs, Plans and Practices.  The Company
               ----------------------------------------------
shall provide Executive with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions and level of responsibility in the Company) in accordance with the terms thereof, which the Company makes available to its senior executives; provided, however, that,
                                                      --------  -------
regardless of Executive's employment status under this Agreement or otherwise and in addition to the term life insurance coverage to which he is otherwise entitled under applicable plans, programs and practices either before or after termination of employment, the Company shall provide Executive, until Executive reaches age 65, term life insurance coverage (on terms no less favorable than the term life insurance coverage available to Executive immediately prior to the Effective Time) in the amount of $2,000,000, and the premiums for such insurance shall be paid by the Company; and provided further, that the long term
                                  -------- -------
disability coverage provided shall be no less favorable than what Executive received immediately prior to the Effective Time; and, provided, further, that
                                                       --------  -------
the retiree medical and life insurance coverage or benefits to which Executive and, upon his death, his surviving dependents or beneficiaries shall be entitled following his termination of employment shall be no less favorable than what Executive or his surviving dependents or beneficiaries would have been entitled under the terms of LG&E Energy/Louisville Gas and Electric Company medical and life insurance plans as in effect immediately prior to the Effective Time and based on the assumption that Executive had met all eligibility requirements for such retiree coverage. The Company shall also annually pay Executive an additional payment such that, after payment by Executive of all taxes imposed as a result of the life or medical insurance coverage described in this Section 4.1, Executive retains an amount equal to the taxes imposed upon Executive as a result of the life or medical insurance coverage. To the extent the amount of any benefit under any Company-sponsored employee benefit plan, policy, program or arrangement, including those referred to below in Sections 4.2 and 4.3, is based on service, service with KU Energy or any affiliate of KU Energy will be counted; provided, however, that such crediting will not operate to the extent
         --------  -------
(i) it would cause any plan to violate the provisions of applicable law or (ii) it would permit Executive to receive duplicate benefits under multiple plans of the same type in respect of service. In addition, the Company shall provide Executive with (i) sick leave benefits equivalent to those available to Executive under KU Energy's/Kentucky Utilities Company's sick leave plan in existence immediately prior to the Effective Time (including without limitation any accumulated, unused sick leave) such that Executive's employment may not be terminated by the Company by reason of disability until such sick leave benefits have been exhausted and (ii) the additional benefit service under its qualified defined benefit retirement plan based on accumulated, unused sick leave on terms no less favorable than those provided in Kentucky Utilities Company's qualified defined benefit retirement plan immediately prior to the Effective Time.

          4.2  Vacation and Fringe Benefits.  Executive shall be eligible to
               ----------------------------
participate in the Company's vacation plan and Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position and level of responsibility with the Company. Without limiting the foregoing, the Company shall provide Executive with the following during the period of Executive's employment: (a) an automobile and all related operating, maintenance and insurance expenses, (b) initiation fees and dues at a luncheon club and a country club selected by Executive, (c) the cost of preparation of Executive's income tax returns by an accountant or accounting firm selected by Executive, (d) the costs for annual financial planning provided by an independent financial advisor chosen by Executive and (e) the costs of an annual physical exam for Executive by the physician of Executive's choice.

          4.3  Supplemental Retirement Plan.  Executive shall be eligible to
               ----------------------------
participate in the Company's supplemental retirement plan in which other senior executives of the Company participate on terms commensurate with his position and level of responsibility. The benefit to which he is entitled under such supplemental retirement plan, however, shall be no less than what he would have received had he continued to participate in Kentucky Utilities Company Supplemental Security Plan (the "KU Energy SSP") as in effect immediately prior to the Effective Time (but applied without regard to any provision in the KU Energy SSP relating to forfeiture upon termination for cause as defined in the KU Energy SSP). In addition, the early retirement benefit provided to Executive under the Company's supplemental retirement plan will be determined in each instance where it is necessary to determine any reduction to reflect Executive's age in accordance with the following table based on Executive's age at commencement of benefits:

                          Age at Benefit
                          --------------
                          Commencement        Percentage Payable
                          ------------        ------------------
                              62-65                   100%
                                61                     97%
                                60                     94%
                                59                     91%
                                58                     88%
                                57                     85%
                                56                     82%
                                55                     79%

          5.   Expenses. Executive is authorized to incur reasonable expenses in
               --------
carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse promptly Executive for all such expenses.

          6.   Termination of Employment.
               -------------------------

          6.1  Termination Not for Cause or Termination for Good Reason.  (a)
               --------------------------------------------------------
The Company may terminate Executive's employment at any time for any reason, in accordance with the procedures set forth in Section 2 hereof. If prior to the Termination Date Executive's employment is terminated by the Company other than for Cause (as defined in Section 6.4 hereof) and other than as a result of Executive's Permanent Disability (as defined in Section 6.2 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 6.1(c) hereof) prior to the Termination Date, Executive shall receive:

               (i) such payments and coverage, if any, under applicable plans, programs or practices, including but not limited to those referred to in Sections 3.2, 3.3, 4.1 and 4.3 hereof, to which he is entitled pursuant to the terms of such plans, programs or practices as required to be modified with respect to Executive by this Agreement;

               (ii) a cash lump sum payment (the "Termination Payment") equal to his annual Base Salary and target annual bonus pursuant to the Bonus Plan for the greater of (A) two years or (B) the full and partial years in the remainder of the Initial or Renewal Term then in effect (the greater of (A) or (B) being the "Continuation Period"), discounted to present value (using the IRS applicable federal rate in effect under Section 1274(d) of the Code, at the time of termination);

               (iii) a cash lump sum payment in respect of accrued but unused vacation days (the "Vacation Payment") and compensation earned but not yet paid (including any deferred bonus payments pursuant to the Bonus Plan) (the "Compensation Payment");

               (iv)  term life insurance coverage as provided in Section 4.1;

               (v)   the perquisites and fringe benefits as provided in Section
     4.2 for the balance of the Continuation Period;

               (vi) additional years of service credit equal to the Continuation Period (rounded up to the nearest whole number of years) under the qualified and nonqualified defined benefit retirement plans of the Company in which Executive participates at the time of termination; provided, however, that in the case of a qualified defined benefit
     --------  -------
     retirement plan, the present value, determined as provided in subsection
     (ii) above, of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash (the "Qualified Plan Payment"); and provided, further, that benefit payments under any
                    --------  -------
     nonqualified defined benefit retirement plan will not commence to be paid until the end of the Continuation Period; and

               (vii) a cash lump sum payment (the "Incentive Compensation Payment") equal to the sum of (A) Executive's target Bonus Plan awards in accordance with Section 3.2 granted in respect of the fiscal year in which termination occurs prorated for the number of days in the fiscal year until termination occurs and (B) Executive's target long-term incentive compensation awards (other than stock options) granted in accordance with Section 3.3 prior to termination that are then outstanding prorated in the case of each award for the number of days in the relevant performance cycle until the end of the Continuation Period and discounted to present value (using the IRS applicable federal rate in effect under Section 1274(d) of the Code, at the time of termination).

In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

          (b) The Vacation Payment, the Compensation Payment, the Termination Payment, the Incentive Compensation Payment and the Qualified Plan Payment due Executive pursuant to Section 6.1(a) shall be paid by the Company to Executive within 20 days after the termination of Executive's employment.

          (c) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's written consent, and other than in connection with a termination of employment by reason of Executive's death or Permanent Disability):

               (i) any material breach by the Company of any provision of this Agreement, that is not corrected within 30 days after written notice from Executive of such breach;

               (ii) the failure to assume this Agreement by any successor to the Company;

               (iii) the failure to elect Executive to, or the removal of Executive from, the Board, the Board of Directors of each Utility Subsidiary or the position of Vice Chairman of the Company or of each Utility Subsidiary;

               (iv) the failure to appoint Executive to, or the removal of the Executive from, the position of President and Chief Operating Officer of the Company or Chief Operating Officer of each Utility Subsidiary;

               (v) any reduction in the Executive's duties or responsibilities which the Executive deems significant without the Executive's written consent;

               (vi) notification by the Company that this Agreement will not be renewed at the end of the Initial Term or any Renewal Term; or

               (vii) a termination of employment by Executive within 30 days following the one-year anniversary of the Effective Time for any reason;

provided, however, that in the event of any termination for Good Reason pursuant
--------  -------
to (vii) above, the Termination Payment and other benefits hereunder shall be calculated using a Continuation Period of three years (rather than for the remainder of the Initial Term).

          6.2  Permanent Disability.  If the Executive becomes totally and
               --------------------
permanently disabled (as defined in the Company's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect at the time Executive's disability is incurred) ("Permanent Disability"), the Company may terminate Executive's employment (but not before Executive's sick leave benefits have been exhausted as provided in Section 4.1) or Executive may terminate his employment, in either case on written notice thereof, and Executive shall receive or commence receiving, as soon as practicable:

               (i) amounts payable pursuant to the terms of all disability insurance policies or similar arrangements which the Company maintains during the term hereof;

               (ii)  the Vacation Payment and the Compensation Payment;

               (iii) such payments and coverage under applicable plans, programs or practices, including but not limited to those referred to in Sections 3.2, 3.3, 4.1 and 4.3 hereof, to which he is entitled pursuant to the terms of such plans, programs or practices as required to be modified with respect to Executive by this Agreement;

               (iv)  the term life insurance coverage as provided in Section
     4.1;

               (v) additional years of service credit equal to the Continuation Period (rounded up to the nearest whole number of years) under the qualified and nonqualified defined benefit retirement plans of the Company in which Executive participates at the time of termination to the extent not already required to be credited thereunder; provided, however,
                                                            --------  -------
     that in the case of a qualified defined benefit retirement plan, the present value, determined as provided in Section 6.1(a)(ii), of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash (the "Qualified Plan Payment"); and provided,
                                                                    --------
     further, that benefit payments under any nonqualified defined benefit
     -------
     retirement plan will not commence to be paid until the end of the Continuation Period or, if later, the date Executive elects retirement thereunder; and

               (vi) a lump sum cash payment (the "Disability Payment") equal to the sum of (A) Executive's target Bonus Plan awards in accordance with
     Section 3.2 granted in respect of the fiscal year in which termination occurs prorated for the number of days in the fiscal year until termination occurs and (B) an amount equal to his target annual bonus pursuant to the Bonus Plan for the full and partial years in the Continuation Period discounted to present value (using the IRS applicable federal rate in effect under Section 1274(d) of the Code, at the time of termination).

In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse. The Vacation Payment, the Compensation Payment, the Disability Payment and the Qualified Plan Payment due

Executive shall be paid by the Company to Executive within 20 days after the termination of Executive's employment.

          6.3  Death.  In the event of Executive's death during the term of
               -----
his employment hereunder, Executive's estate, designated beneficiaries or surviving dependents, as the case may be, shall receive or commence receiving, as soon as practicable:

               (i) any death benefits or survivor benefits or coverage provided under the employee benefit programs, plans and practices referred to in Sections 3.2, 3.3, 4.1 and 4.3 hereof, in accordance with their terms as required to be modified with respect to Executive by this Agreement, including the term life insurance coverage as provided in Section 4.1; provided, however, that the amounts payable under the Bonus Plan referred
     --------  -------
     to in Section 3.2 and under the long-term incentive compensation plans or programs referred to in Section 3.3 in respect of the fiscal year or performance cycles, as the case may be, in which his death occurs shall not be less than the target bonus or target award for such fiscal year or performance cycles, prorated for the number of days in the fiscal year or each performance cycle until death; and

               (ii) the Vacation Payment and the Compensation Payment.

In addition, all of Executive's stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse. The Vacation Payment and the Compensation Payment due shall be paid by the Company within 20 days after the termination of Executive's employment by reason of death.

          6.4  Voluntary Termination by Executive; Discharge for Cause;
               --------------------------------------------------------
Termination as of Termination Date. (a)  The Company shall have the right to
----------------------------------
terminate the employment of Executive for Cause. In the event that Executive's employment is terminated by the Company for Cause, or by Executive other than for Good Reason or other than as a result of Executive's Permanent Disability or death, prior to the Termination Date or by either the Company or Executive as of the Termination Date in accordance with the notice procedures set forth in
Section 2, Executive shall be entitled to receive the Compensation Payment, the Vacation Payment, and the term life insurance coverage provided by Section 4.1. Except for such payments and coverage, after the termination of Executive's employment under this Section 6.4, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate; provided, however,
                                                          --------  -------
that Executive's rights to any payments or benefits under any Company plans, programs or practices, including but not limited to those referred to in Sections 3.2, 3.3, 4.1 and 4.3, shall be determined pursuant to the terms of such plans, programs or practices as required to be modified with respect to Executive by this Agreement, except that Executive shall be entitled to a supplemental retirement plan benefit in accordance with Section 4.3 notwithstanding the reason (including termination by the Company for Cause) Executive's employment is terminated; and provided, further, except in the event
                                          --------  -------
that Executive's employment is terminated by the Company for Cause, the amounts payable to Executive under the Bonus Plan referred to in Section 3.2 and under the long-term incentive compensation plans or programs referred to in Section
3.3 in respect of the fiscal year or performance cycles, as the case may be, in which his termination occurs, shall not be less than the target bonus or target award for such fiscal year or performance cycles, prorated for the number of days in the fiscal year or each performance cycle until termination.

          (b) As used herein, the term "Cause" shall be limited to (i) Executive's conviction by a court of competent jurisdiction for the commission of a felony (other than derivative of an environmental violation) or (ii) Executive's willful and continuous failure, other than by reason of Permanent Disability or death, to perform assigned duties commensurate with his position after written notice of such failure.

          6.5  Nonduplication of Benefits. To the extent, and only to the
               --------------------------
extent, a payment or benefit that is paid or provided under this Section 6 would also be paid or provided under the terms of the applicable plan, program or arrangement, such applicable plan, program or arrangement will be deemed to have been satisfied by the payment made or benefit provided under this Agreement.

          7.   Certain Additional Payments by the Company.  Anything in this
               ------------------------------------------
Agreement to the contrary notwithstanding, if it is determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar rights, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of KU Energy or the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations made or required to be made under this Section 7 will be made, and all actions required to be taken in order to carry out the provisions of this Section 7 shall be taken, in a manner consistent with the document entitled "Senior Executive Excise Tax Gross-Up Payment" dated as of the date hereof, on file with the Secretary of the Company.

          8.   Mitigation of Damages.  Executive shall not be required to
               ---------------------
mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder and no amounts earned by Executive, whether from self-employment, as a common-law employee or otherwise, shall reduce the amount of any Termination Payment otherwise payable to him.

          9.   Notices.  All notices or communications hereunder shall be in
               -------
writing, addressed as follows:

               To the Company:

                    LG&E Energy Corp.
                    220 West Main Street
                    Louisville, Kentucky 40202

               To Executive:

                    Michael R. Whitley
                    709 Turf Court
                    Lexington, Kentucky 40502

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

          10.  Separability; Legal Fees.  If any provision of this Agreement
               ------------------------
shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall reimburse Executive and be responsible for all of Executive's legal fees and related fees and expenses in connection with any dispute under this Agreement, without regard to which party prevails.

          11.  Assignment. This Agreement shall be binding upon and inure to the
               ----------
benefit of the heirs and representatives of Executive and the assigns and successors of the Company (including LG&E Energy as the surviving entity in the Merger and as successor to the Company at the Effective Time), but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company (except pursuant to the Merger), except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

          12.  Amendment; Waivers. This Agreement may not be modified, amended,
               ------------------
or terminated except by an instrument in writing, approved by the Company and signed by Executive and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity.

          13.  Beneficiaries; References. Executive shall be entitled to select
               -------------------------
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

          14.  Survivorship. The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the provisions of Sections 6, 7 and 10 hereunder shall remain in effect as long as necessary to give effect thereto, notwithstanding the expiration of the term of this Agreement. The provisions of this Section 14 are in addition to the survivorship provisions of any other section of this Agreement.

          15.  Governing Law. This Agreement shall be construed, interpreted and
               -------------
governed in accordance with the laws of the Commonwealth of Kentucky, without reference to rules relating to conflicts of law.

          16.  Effectiveness; Effect on Prior Agreements. This Agreement shall
               -----------------------------------------
become effective at the Effective Time and shall have no force or effect prior thereto. At the Effective Time, this Agreement shall contain the entire understanding between the parties hereto and supersede in all respects any prior or other agreement or understanding between the Company and Executive other than the KU Energy SSP, which shall be amended as to the Executive so that the Merger will not constitute a "Change in Control" pursuant to the KU Energy SSP. In the event that (i) the Merger Agreement is terminated for any reason prior to the Effective Time, or (ii) Executive's employment with KU Energy is terminated at any time prior to the Effective Time, this Agreement shall be null and void and the KU Energy SSP shall not be amended.

          17.  Miscellaneous.  This Agreement may be executed in two or more
               -------------
counterparts, each of which will be deemed an original. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

                                    KU ENERGY CORPORATION


                                    By:/s/ O. M. Goodlett
                                       ------------------------------
                                         Name:  O. M. Goodlett
                                                ---------------------
                                         Title: Senior Vice President
                                                ---------------------


                                               /s/ Michael R. Whitley
                                               ----------------------
                                               MICHAEL R. WHITLEY

                                                                       EXHIBIT F


                               LG&E ENERGY CORP.

                                    By-Laws

              (as amended and restated through _________ __, ____)


                                   Article I

                            Meetings of Stockholders
                            ------------------------

          Section 1.  The Annual Meeting of the stockholders of the Company
          ----------
shall be held in or out of Kentucky at a time, date and place to be annually designated by the Board of Directors.

          Section 2.  Except as otherwise mandated by Kentucky law and except as
          ----------
otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, special meetings of the stockholders may be called only by the Chief Executive Officer of the Company or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. For purposes of these By-Laws, the phrase "Company's Articles of Incorporation" shall mean the Articles of Incorporation of LG&E Energy Corp. as in effect on March 1, 1990, and as thereafter amended from time to time.

          Section 3.  Written notice of each meeting of stockholders, stating
          ----------
the time and place, and, in the case of a special meeting, the purpose, shall be given at least ten (10) days prior to the meeting to each stockholder entitled to attend the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing by any stockholder and shall be waived by his attendance in person or by proxy at such meeting.

          Section 4.  A stockholder may vote in person or by proxy.  All
          ----------
appointments of proxies shall be in accordance with Kentucky law.

          Section 5.  Any action required or permitted to be taken by the
          ----------
stockholders of the Company at a meeting of such holders may be taken without such a meeting only by written consent of all the stockholders entitled to vote on the subject matter.

          Section 6.  At an annual meeting of the stockholders, any business
          ----------
conducted must be properly brought before the meeting. To be properly brought before the meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought by a stockholder, the stockholder must have given timely written notice to the Secretary of the Company. To be timely, it must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days prior to the meeting. If the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 100 days prior to the meeting, timely notice must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement was communicated to stockholders. This notice shall include (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at an annual meeting except in accordance with this procedure. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6, and if so determined, shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

          Section 7.  The Chairman of the Board, if present, and in his absence
          ----------
the Vice Chairman of the Board, and the Secretary of the Company, shall serve as Chairman and Secretary, respectively, at each stockholders meeting. The Chairman of the stockholders meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders meeting, by determining whether any stockholder or his proxy may be excluded from any stockholders meeting based upon any determination by the Chairman of the meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereof, and by regulating the circumstances in which any person may make a statement or ask questions at any stockholders meeting.

          Section 8.  The Company shall be entitled to treat the holder of
          ----------
record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

          Section 9.  The Board of Directors may postpone and reschedule any
          ----------
previously scheduled annual or special meeting of stockholders and may adjourn any convened meeting of stockholders to another date and time as specified by the Chairman of the meeting.

                                  Article II

                               Board of Directors
                               ------------------

          Section 1.  (a)  The number of directors of the Company shall be fixed
          ----------
from time to time by the Board of Directors, but shall be no fewer than nine (9) and no more than fifteen (15). The Board of Directors may elect one of its members as Chairman of the Board and may also elect one of its members as Vice Chairman of the Board. Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, the directors shall be classified, with respect to the time for which they each hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors.
One class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with each member of each class to hold office until a successor is elected and qualified. At each annual meeting of stockholders of the Company and except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a three-year term.

          (b) Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors or any stockholder entitled to vote in the election of directors generally. However, such stockholders may nominate one or more persons for election as director or directors at a stockholders' meeting only if written notice of intent to make such nomination or nominations has been given either by personal delivery or mail to the Secretary of the Company in the time frame set out in Article I, Section 6. Each such notice shall state (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          (c) Except as otherwise required by law and except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation:
(i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (d) Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally (as defined in Article Eighth of the Company's Articles of Incorporation), voting together as a single class. Notwithstanding the foregoing provisions of this Paragraph (d), if at any time stockholders of the Company have cumulative voting rights with respect to the election of directors and less than the entire Board of Directors is to be removed, no director may be removed from office if the votes cast against his removal would be sufficient to elect the person as a director if cumulatively voted at an election of the class of directors of which the person is a part.

          Section 2.  The business of the Company shall be managed by a Board of
          ----------
Directors. Regular meetings of the Board of Directors may be held without notice of the date, place, time or purpose at such time and place as may be fixed by the Board of Directors.

          Section 3.  Special meetings of the Board of Directors may be called
          ----------
by the Chairman of the Board or the Chief Executive Officer of the Company, or, in their absence, the Vice Chairman of the Board or the Vice President, or at the request in writing of not less than three (3) directors on one (1) day's notice to each director.

          Section 4.  Unless otherwise provided by law, at each meeting of the
          ----------
Board of Directors, the presence of at least one-half of (1/2) of the total number of directors shall constitute a quorum for the transaction of business. Except as provided in Section 1(c) of this Article II, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors where a quorum is not present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time until a quorum shall attend.

          Section 5.  The Chairman of the Board, if such person is present,
          ----------
shall serve as Chairman at each regular or special meeting of the Board of Directors and shall determine the order of business at such meeting. If the Chairman of the Board is not present at a regular or special meeting of the Board of Directors, the Vice Chairman of the Board shall serve as Chairman of such meeting and shall determine the order of business at such meeting.

          Section 6.  Directors may receive such fees, compensation or expenses
          ----------
for their services as are authorized by resolution of the Board of Directors.

          Section 7.  Any action required or permitted to be taken by the Board
          ----------
of Directors may be taken without a meeting if the action is taken by all members of the Board.

Such action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes with the Company's records reflecting the action taken.

          Section 8.  (a)  The Board of Directors may create committees and
          ----------
appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members, who serve at the pleasure of the Board of Directors.

          (b) To the extent provided in the resolution of the Board of Directors establishing a committee, a committee shall have and exercise all the authority of the Board of Directors, but no such committee shall have the authority to take any action that under Kentucky law can only be taken by the Board of Directors.

          (c) Sections 2, 3, 4, 6 and 7 of this Article II shall apply to committees and their members as well.


                                  Article III

                                    Officers
                                    --------

          Section 1.  The officers of the Company shall be a Chief Executive
          ----------
Officer, President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, Secretary, Treasurer, Controller and such other officers as the Board may from time to time elect or appoint. Any two of the offices may be combined in one person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. Officers are to be elected by the Board of Directors of the Company at the first meeting of the Board following the annual meeting of stockholders and, unless otherwise specified by the Board of Directors, shall be elected to hold office for one year or until their successors are elected and qualified. Any vacancy shall be filled by the Board of Directors, provided that the Chief Executive Officer may fill such a vacancy until the Board of Directors shall elect a successor. Except as provided below, officers shall perform those duties usually incident to the office or as otherwise required by the Board of Directors, the Chief Executive Officer, or the officer to whom they report. An officer may be removed with or without cause and at any time by the Board of Directors or by the Chief Executive Officer.

                            Chief Executive Officer
                            -----------------------

          Section 2.  The Chief Executive Officer of the Company shall have full
          ----------
charge of all of the affairs of the Company and shall report directly to the Board of Directors.

                                 President
                                 ---------

          Section 3.  The President shall report to the Chief Executive Officer
          ----------
and shall exercise the functions of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

                            Chief Operating Officer
                            -----------------------

          Section 4.  The Chief Operating Officer shall report to the Chief
          ----------
Executive Officer of the Company and shall have full charge of the management and direction of the domestic and international operating business of the Company's Utility Distribution Group and the Company's Power Generation Division, subject to the direction and approval of the Chief Executive Officer.

                            Chief Financial Officer
                            -----------------------

          Section 5.  The Chief Financial Officer of the Company shall report to
          ----------
the Chief Executive Officer of the Company and shall have full charge of all of the financial affairs of the Company, including maintaining accurate books and records, meeting all reporting requirements and controlling Company funds, in each case subject to the direction and approval of the Chief Executive Officer.

                                Vice Presidents
                                ---------------

          Section 6.  The Vice President or Vice Presidents may be designated as
          ----------
Vice President, Senior Vice President or Executive Vice President, as the Board of Directors or Chief Executive Officer may determine.

                                   Secretary
                                   ---------

          Section 7.  The Secretary shall be present at and record the
          ----------
proceedings of all meetings of the Board of Directors and of the stockholders, give notices of meetings of Directors and stockholders, have custody of the seal of the Company and affix it to any instrument requiring the same, and shall have the power to sign certificates for shares of stock of the Company.

                                   Treasurer
                                   ---------

          Section 8.  The Treasurer shall have charge of all receipts and
          ----------
disbursements of the Company and be custodian of the Company's funds.

                                   Controller
                                   ----------

          Section 9.  The Controller shall have charge of the accounting records
          ----------
of the Company.

                                  Article IV

                           Capital Stock Certificates
                           --------------------------

          The Board of Directors shall approve all stock certificates as to form. The certificates for the shares of stock, issued by the Company, shall be signed (manually or by facsimile) by the President and Secretary, and the seal of the Company or a facsimile shall be affixed. The Board of Directors shall appoint transfer agents to issue and transfer certificates of stock, and registrars to register such certificates.


                                   Article V

                                    Finance
                                    -------

          Section 1.  The Board of Directors shall designate the bank or banks
          ----------
to be used to deposit Company funds and designate the officers and employees of the Company who may sign and countersign checks drawn against the Company accounts. The Board of Directors may authorize the use of facsimile signatures on checks.

          Section 2.  Notes shall be signed by the Chief Executive Officer or
          ----------
the President and by either a Vice President or the Treasurer. In the absence of the President, notes shall be signed by two Vice Presidents, or a Vice President and the Treasurer.


                                   Article VI

                                      Seal
                                      ----

          The seal of the Company shall be in the form of a circular disk, bearing the following information:


                                                   (   LG&E Energy Corp.  )
                                                   (       Kentucky       )
                                                   (    Corporate Seal    )

                                  Article VII

                               Emergency By-Laws
                               -----------------

          Section 1.  The Board of Directors of the Company may adopt by-laws to
          ----------
be effective only in an emergency. For purposes of Article VII of these By-Laws, an "emergency" shall exist if a quorum of the Company's directors cannot be readily assembled because of a catastrophic event.

          Section 2.  The stockholders of the Company may amend or repeal the
          ----------
by-laws adopted pursuant to Section 1 of Article VII of these By-Laws.

          Section 3.  The by-laws adopted pursuant to Section 1 of Article VII
          ----------
of these By-Laws may include all provisions necessary for managing the Company during the emergency, including:

          (a)  procedures for calling a meeting of the Board of Directors;

          (b)  quorum requirements for meetings of the Board of Directors; and

          (c)  designation of additional or substitute directors.


                                  Article VIII

                                   Amendments
                                   ----------


          Subject to the provisions of the Company's Articles of Incorporation, these By-Laws may be amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote at such meeting at which a quorum is present; provided that in the notice of such special meeting the purpose is given. Subject to the laws of the Commonwealth of Kentucky and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or adopt such other By-Laws as in their judgment may be advisable to conduct the affairs of the Company.